As filed with the Securities and Exchange Commission on February 19, 2009
 Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL DIVERSIFIED INDUSTRIES, INC.
(Name of small business issuer in its charter)

NEVADA	1520	97-4741485
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1200 Airport Drive
Chowchilla, California 93610
(559) 665-5800
(Address and telephone number of principal executive offices and principal place of business)

Philip Hamilton, Chief Executive Officer
1200 Airport Drive
Chowchilla, California 93610
(559) 665-5800
 (Name, address and telephone number of agent for service)

Copies to:
Audie J. de Castro, Esq.
de Castro, P.C.
309 Laurel Street
San Diego, CA 92101
Phone:  (619) 702-8690
Facsimile:  (619) 702-9401

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ❒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.  (Check one.)

Large accelerated filer ❒	Accelerated filer ❒

Non-accelerated filer ❒ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1) (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	74,775,629	$0.07	$5,234,294	$205.71
Shares issuable upon the Conversion of Preferred Stock
Common Stock, $.001 par value,	226,670,860	$0.10	$16,572,260	$651.29
issuable upon exercise of warrants

Total	301,446,489		$21,806,554	$857.00

(1)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February  9, 2009.
(2) The exercise price for the warrants are as follows: 74,984,980 warrants at $0.05, 78,185,880 warrants at $0.07 and 73,500,000 warrants at $0.10.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2009

GLOBAL DIVERSIFIED INDUSTRIES, INC.

301,446,489 SHARES OF

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of an aggregate of 301,446,489 shares of the common stock, par value $.001 per share, of Global Diversified Industries, Inc. ., a Nevada corporation, by certain selling stockholders.  For a list of the selling stockholders, please see “Selling Stockholders.”  The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution". We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "GDIV." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 3, 2009 was $0.01

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 20, 2009.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Global Diversified Industries, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

Recent Reverse-split of Common Stock

On May 20, 2008, a 1-for-20 reverse stock split (the “Reverse Split”) of our common stock, par value $0.001 per share (the “Common Stock”) was completed.  All references to the Common Stock and warrants to purchase Common Stock contained in this Prospectus gives effect to the Reverse Split.

Financings

February22, 2008

On February 22, 2008, we completed a private placement of our securities (the “Series B Offering”) with Vicis Capital Master Fund ("Vicis") and issued:

•
3,484,294 shares of Series B Convertible Preferred Stock (“Series B”) with a stated value of $1.00 per share.   Each share of Series B is convertible into the number of shares determined by dividing the stated value ($3,484,294) into the lower of $.10 or the price of the most recent sale of common stock or equivalent by the Company prior to conversion. Due to the sale by the Company of the Series C Preferred Stock the current conversion price is $.07 per share of Common Stock (total of 49,775,629 shares).  The stated value of the entire outstanding shares of Series B is subject to redemption in one lump sum payment (the “Redemption Amount”) on February 22, 2010, unless earlier converted. Dividends on such stated value (or any balance thereof outstanding from time to time) accrue at an annual rate of twelve percent (12%).  As accrued, dividends are due and payable quarterly in arrears in cash.  Payment of the Redemption Amount is guaranteed by our wholly owned subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering substantially all of our assets and the assets of our subsidiaries.

•	34,842,940 Series 1 Warrants (the “Series 1 Warrants”) to purchase 34,842,940 Shares of Common Stock at an exercise price of $.07 per Share for a period of five years, and

•	34,842,940 Series 2 Warrants (the “Series 2 Warrants”) to purchase 34,842,940 Shares at an exercise price of $.07 per Share for a period of seven years.

As consideration for the issuance of the Series B Offering, we received gross proceeds of $2,000,000 in cash, and the conversion of outstanding indebtedness having aggregate principal and interest due of $1,484,294.  We received net cash proceeds of $ 1,660,000 after payment of expenses and Placement Agent fees.

Midtown Partners & Co., LLC (“Midtown Partners”), a registered broker dealer, acted as our Placement Agent in connection with the Series B Offering. We paid aggregate cash commissions of $202,000.  In addition, the broker-dealers received 2,000,000 Series BD-1 Warrants, 2,000,000 Series BD-2 Warrants and 2,000,000 BD-3 Warrants These warrants were exercisable into shares of common stock at the exercise prices of $0.07 per share, respectively.

In connection with the Series B Offering, we amended our Articles of Incorporation so as to increase our authorized shares to 2,750,000,000, of which 2,736,500,000 are shares of Common Stock ($.001 par value) and  13,500,000 are shares of Preferred Stock ($.001 par value). The Preferred Stock may be issued from time to time by authorization of the Board of Directors with such rights, designations, preferences and other terms as the Board of Directors shall determine from time to time.  On February 21, 2008, we filed a Certificate of Designations with the Office of the Secretary of State of the State of Nevada, designating 3,500,000 shares as “Series B Convertible Preferred”.  For a more detailed description of the rights, preferences, powers, privileges, restrictions, qualifications and limitations set forth in the Certificate of Designations, see “Description of Securities” elsewhere in this Prospectus.

June 26, 2008

On June 26, 2008 we issued and sold to Vicis:

•
(a) 1,750,000 shares of Series C Preferred Stock ("Series C") having an aggregate original stated value of $1.00 per Series C share (total of $1,750,000).  The Series C Preferred Stock: a) has a stated amount of $1.00 per share; (b) is convertible into the number of shares by the stated value of 1,175,000 into the lower of $.07 or the price of the most recent sale of common stock or equivalent by the Company prior to conversion.  The current conversion price is $.07 per share (a total of 25,000,000 shares of common stock)   c) is subject to redemption in one lump sum payment on the date two years from the date of issuance, unless earlier converted; and, d) accrues dividends on any balance outstanding at an annual rate of twelve percent, due and payable quarterly in arrears in cash.  Redemption of the outstanding principal and any accrued but unpaid dividends is guaranteed by the Company’s subsidiaries.  Payment thereof is secured by a blanket lien encumbering the assets of the Company and its subsidiaries.

•
(b) our Series 3 Common Stock Purchase Warrants exercisable, in the aggregate, for 35,000,000 shares of Common Stock. The Series 3 Warrants have an exercise price of $.10 per share and expire 7 years from the date of issuance.

The gross amount paid to the Company for the Series C and Series 3 Warrants was $1,750,000.  The Company paid $75,000 in expenses to Vicis...

Midtown Partners & Co. Inc. acted as Placement Agent for the Series C and was paid: a) a 10% cash commission of $175,000; a Series BD-4 Warrant to purchase 2,500,000 shares of Common Stock at an exercise price of $.07 per share exercisable for 5 years from the date of issuance; and c) a Series BD-5 Warrant to purchase 3,500,000 shares of Common Stock at an exercise price of $.10 per share exercisable for 7 years from the date of issuance.

July 29, 2008

On July 29,,2008, the Company entered into a Guarantee Fee, Indemnification, and Security Agreement with Rebecca Manandic, and Joseph Salmeri, (individually, a  “Guarantor” and collectively, the “Guarantors”) pursuant to which in consideration for the continuing guarantee by the Guarantors of Surety Bonds issued to the Company, the Company: a) issued a "Blanket-Lien", in favor of the Guarantors, on all of the Company's and the Company's subsidiaries' assets, b) issued a Warrant to Rebecca Manandic (the "Manandic Warrant") to purchase 26,950,000 shares of Common Stock of the Company at an exercise price of $.10 per share, exercisable for the 7 year period from the date of issuance, and c)  issued a Warrant to Joseph Salmeri (the "Salmeri Warrant") to purchase 8,050,000 shares of Common Stock of the Company at an exercise price of $.10 per share, exercisable for the 7 year period from the date of issuance.

The issuance of the Manandic Warrants and the Salmeri Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933.

The Manandic Warrants and the Salmeri Warrants have certain anti-dilution rights.

December 19, 2008

On December 19, 2008, the Company entered into a Loan and Securities Purchase Agreement with Debt Opportunity Fund, LLLP (the "Fund") and issued:

•
A Senior Secured Promissory Note (the "Senior Note" for the principal amount of $6,000,000.  Interest on the Senior Note accrues at the rate of 13% per annum. and is payable monthly in arrears., However, during the first twelve months the accrued interest will be deferred and payable in one lump sum on December 19, 2010.  The principal amount is payable in four equal payments of $1,500,000 with the first payment due on December 14, 2010, second payment due on December 14, 2011, third payment due on December 14, 2012 and final payment on December 14, 2013.

•	Series 4 Warrants to purchase 68,168,164 shares of Common Stock at an exercise price of $.05 per Share for a period of seven years.

The gross amount paid to the Company for the Senior Note and Series 4 Warrants was $6,000,000.  The Company paid $75,000 in expenses to the Fund.

Midtown Partners acted as our Placement Agent in connection with the Senior Note.  We paid aggregate cash commissions of $480,000.  In addition, we paid Midtown Partners 6,816,816 Series BD-6 Warrants.  The Series BD-6 Warrants are exercisable into shares of Common Stock at the exercise price of $.05 per share and expire 7 years from the date of issuance.

The issuance of the securities in the February 2008, June 26, 2008 and December 19, 2008 financings were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Company

Global Diversified Industries, Inc., a Nevada corporation, and through its wholly owned subsidiaries, Global Modular, Inc. a Nevada corporation and  Lutrex Enterprises, Inc, a California Corporation (sometimes collectively referred to herein as the “Company”, “we” “our” or “us”), is engaged in the business of designing, manufacturing, and marketing, re-locatable modular structures such as classrooms and office buildings and is under contract to build multiple classrooms for several school districts in southern California.

The Offering

The Offering

Common stock offered by selling stockholders.........................	301,446,489 shares (1)

Common stock to be outstanding after the offering..................	316,816,374 shares (1)

Use of proceeds...............................................................................
We will not receive any proceeds from the sale of any common stock sold by the selling stockholders. We will receive the proceeds of the exercise price of the warrants if exercised. We expect to use proceeds received from the exercise of warrants for general working capital purposes

Over-The-Counter Bulletin Board Symbol..................................	GDIV

(1)Based upon 15,369,885 shares of common stock outstanding as of  February 19, 2009 and the conversion of all of the Series B and Series C Preferred Stock and exercise of all of the Series 1,2, 3,and 4 Warrants and the exercise of all of the BD-1,2,3,4,5,and 6 Warrants by our selling stockholders.

Summary Consolidated Financial Data

The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our financial statements and related notes that are included elsewhere in this prospectus.

We derived the summary consolidated statement of operations data for the years ended April 30, 2008 and 2007 from our audited financial statements and notes thereto that are included elsewhere in this prospectus.  We derived the consolidated statement of operations data for the six months ended October 31, 2008 and 2007 and the consolidated balance sheet data as of October 31, 2008 from our unaudited condensed financial statements that are included elsewhere in the prospectus.  The unaudited interim financial statements have been prepared on the same basis as our audited annual financial statements and, in our opinion, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the results of operations for the periods ended October 31, 2008 and 2007 and our financial condition as of  October 31, 2008.  The historical results are not necessarily indicative of the results to be expected for any future periods and the results for the six months ended October 31, 2008 should not be considered indicative of results expected for the full fiscal year.

	Six Months Ended		Years Ended
Statement of Operations Data:	October 31,		April 30,
(In thousands, except share and per share data)	2008	2007	2008	2007
	(Unaudited)	(Unaudited)
Revenues	$2,167	4,916	5,702	6,639
Gross Profit	745	880	36	1,011
Operating Expenses	1,177	758	1,574	2,282
Operating Profit/( Loss)	(432)	122	(1,538)	(1,271)
Other (income) expense, net	153	210	(354)	(446)
Net Profit/(Loss)	(585)	(88)	(1,988	(1344)
Net Profit/(Loss) applicable to common shareholders	(876)	(88)	(2,058)	(1,344)
Net Loss per share applicable to common stockholders:	(0.04)	(0.01)	(0.21)	(0.17)
Weighted average shares outstanding:
Basic and Diluted	15,369,885	8,462,803	9,774,281	7,790,132

	October 31,	October 31,	April 30,	April 30,
Balance Sheet Data (In thousands):	2008	2007	2008	2007
Current Assets	$4,629	$5,524	3,060	4,101
Total Assets	8,311	8,580	6,760	7,441
Current Liabilities	1,428	2,744	591	2,282
Long-term Liabilities, less current portion	256	826	247	816
Stockholders’ equity	6,618	5,010	5,923	4,343

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Business Risk Factors

The company has a history of losses and may need additional financing to continue its operations, and such financing may not be available upon favorable terms, if at all.

The Company experienced net operating losses of $1,987,815 and $1,343,778 for the fiscal years ended April 30, 2008 and April 30, 2007, respectively and a net operating loss of $585,390 for the six month period ended October 31 2008. There can be no assurances that the Company will be able to operate profitably in the future. In the event that the Company is not successful in implementing its business plan, the Company will require additional financing in order to succeed. There can be no assurance that additional financing will be available now or in the future on terms that are acceptable to the Company. If adequate funds are not available or are not available on acceptable terms, the Company may be unable to develop or enhance its products and services, take advantage of future opportunities or respond to competitive pressures, all of which could have a material adverse effect on the Company’s business, financial condition or operating results.

The assets of the Company are substantially pledged under the recent agreements with Secured Parties and may prevent the Company from obtaining any additional asset based financing.

To secure our obligations in conjunction with the issuance of the Series B, Series C and Senior Note, substantially all assets of the Company and its subsidiaries are pledged as collateral under agreements with the purchasers (the “Purchasers”) of the Series B, Series C, and Senior Note (the Purchasers are sometimes referred to as the “Secured Purchasers”) Without any unsecured assets, the Company could be unable to obtain any future asset based financing.

The agreements with Secured Purchasers contain terms that could place the Company in default related to the outstanding Security Agreement.

The agreements with the Secured Purchasers include terms of default related to the performance secure the prompt payment, performance and discharge in full of all of the Company's obligations arising under the Series B, including dividend payments, a redemption payment, and the other obligations under the Guaranties of our wholly owned subsidiaries.  Our obligations also include default due to non-payment, failure to pay taxes, failure to perform under the Series B purchase agreements, failure to disclose items of a material nature under certain representations and warranties, attachments to any secured assets or the indictment of the Company or its executive officers for any criminal acts.  A default could result in the loss of the business.

The agreements with the Secured Purchasers contain terms where the Secured Purchasers can convert their Preferred Stock to common shares and exercise warrants for common shares which could have an adverse affect upon the price of our common shares.

These conversions to common shares and exercise of warrants could dilute the current shareholder base, limit the Company’s ability to raise additional equity capital and limit the eventual price of common shares in the market because of the potential dilution and the fixed conversion and exercise prices of the notes and warrants respectively.

We will need additional financing to fully implement our business plan, and we cannot assure you that we will be successful in obtaining such financing or in continuing our operations.

We have focused our efforts on developing our business in the construction and sale of modular building structures. We will need to raise additional capital to continue to implement fully our business plan and continue to establish adequate manufacturing, marketing, and sales operations. There can be no assurance that additional public or private financing, including debt or equity financing, will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to our stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common or preferred stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

We are dependent upon a limited number of customers

In the fiscal year ended April 30, 2008, all of our sales were derived from a total of 16 customers with the top 3 customers representing 72% of our sales. If the timing of our customer's orders are delayed from one quarter to the next or from one year to the next, we may experience fluctuations in our quarterly and annual revenues and operating results. The amount of revenues that we earn in any given quarter may vary based in part on the timing of new orders from a limited number of customers, primarily school districts in California. In contrast, many of our operating expenses are fixed and will not vary from quarter to quarter. As a result, our operating results may vary significantly from quarter to quarter and from year to year.

If we are unable to manage future growth, our business may be negatively affected.

We are continuing to pursue a strategy of rapid growth, and plan to expand significantly our manufacturing capability and devote substantial resources to our marketing, sales, administrative, operational, financial and other systems and resources. Such expansion will place significant demands on our marketing, sales, administrative, operational, financial and management information systems, controls and procedures. Accordingly, our performance and profitability will depend on the ability of our officers and key employees to:

•	manage our business and our subsidiaries as a cohesive enterprise;
•	manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures;
•	add internal capacity, facilities and third-party sourcing arrangements as and when needed;
•	maintain service quality controls; and
•	attract, train, retain, motivate and manage effectively our employees.

There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. Any failure to implement and maintain such systems, controls and procedures, add internal capacity, facilities and third-party sourcing arrangements or attract, train, retain, motivate and manage effectively our employees could have a material adverse effect on our business, financial condition and results of operations.

We face strong competition from larger, established companies.

We likely will face intense competition from other builders of modular structures , virtually all of which can be expected to have longer operating histories, greater name recognition, larger installed customer bases and significantly more financial resources, facilities and manufacturing and marketing experience than the Company.

In addition, we expect to face additional competition from new entrants into our targeted industry segments. As the demand for modular products grows and new markets are exploited, we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and services.

Increased competition could result in price reductions, fewer product orders, and reduced operating margins, any of which could materially and adversely affect our business, financial condition and results of operations.

Our success depends in large part on our ability to attract and retain key employees and management.

Our success and execution of our business strategy will depend significantly upon the continuing contributions of, and on our ability to attract, train and retain qualified management, marketing, sales, operational, production, administrative and technical personnel. In this regard, we are particularly dependent upon the services of Phil Hamilton, our President and Chief Executive Officer. The loss of the services of Mr. Hamilton and the failure to attract, train and retain additional qualified personnel in a timely manner could have a material adverse effect on our business, financial condition and results of operations.

Our results of operations may highly fluctuate as we continue to grow, therefore you cannot use these results to predict how we may perform in the future.

As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. In addition our revenues have not met our expectations.  Our expense levels are based in part on our projections as to future revenues that are expected to increase. It is anticipated that as we mature, our sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, among others:

•	the volume, timing of, and ability to fulfill customer orders;
•	the demand for our products;
•	the number, timing and significance of product enhancements and new product introductions by us and our competitors;
•	changes in pricing policies by us or our competitors;
•	changes in the level of operating expenses;
•	expenses incurred in connection with our plans to fund greater levels of sales and marketing activities and operations, and broaden our customer support capabilities ;
•	personnel changes;
•	product defects and other product or service quality problems; and
•	general domestic and international legal, economic and political conditions.

Any unfavorable changes in these or other factors could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to obtain sufficient contract bonding.

The sale of our products to certain government and/or private customers may require contract performance bonding.  Insurance bonding requirements often require collateral of 100% of the contract amount. The collateral and bonding requirements could limit the number and size of projects requiring bonds undertaken by the Company.  In the event contract bonding cannot be obtained at an economical price or collateral requirements are beyond the Company's financial capability the failure to obtain contract bonding could have a material adverse effect on the Company's business, financial condition and results of operations.

We have a limited operating history and there is an uncertainty of future results.

The Company has only a limited operating history upon which an evaluation of its operations and its prospects can be based. The Company's prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the new and evolving manufacturing methods with which the Company intends to operate and the acceptance of the Company's business model. The Company will be incurring costs to develop, introduce and enhance its products, to establish marketing relationships, to acquire and develop product lines that will compliment each other and to build an administrative organization. To the extent that such expenses are not subsequently followed by commensurate revenues, the Company's business, results of operations and financial condition will be materially adversely affected. There can be no assurance that the Company will be able to generate sufficient revenues from the sale of their modular buildings and related products. The Company may have negative cash flow from operations to continue for the next four (4) quarters as it continues to develop and market its business. If cash generated by operations is insufficient to satisfy the Company's liquidity requirements, the Company may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders.

We may have difficulties in managing the potential growth of our business.

The Company expects to experience significant growth in the number of employees and the scope of its operations.  In particular, the Company intends to hire additional engineering, sales, marketing, and administrative personnel.  Additionally, acquisitions could result in an increase in the number of employees and business activity. Such activities could result in increased responsibilities for management. The Company believes that its ability to increase its customer support capability and to attract, train, and retain qualified engineering, sales, marketing, and management personnel, will be a critical factor to its future success. In particular, the availability of qualified sales engineering and management personnel is quite limited, and competition among companies to attract and retain such personnel is intense.  During strong business cycles, the Company may experience difficulty in filling its needs for qualified sales, engineering and other personnel.

The Company's future success will be highly dependent upon its ability to successfully manage the expansion of its operations. The Company's ability to manage and support its growth effectively will be substantially dependent on its ability to implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. The Company's expansion and the resulting growth in the number of its employees have resulted in increased responsibility for both existing and new management personnel.  The Company is in the process of establishing and upgrading its financial accounting and procedures.  There can be no assurance that the Company will be able to identify, attract, and retain experienced accounting and financial personnel. The Company's future operating results will depend on the ability of its management and other key employees to implement and improve its systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. There can be no assurance that the Company will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on the Company's business, results of operations, and financial condition.

The Company's future success depends upon its ability to address potential market opportunities while managing its expenses to match its ability to finance its operations. This need to manage its expenses will place a significant strain on the Company's management and operational resources. If the Company is unable to manage its expenses effectively, the Company's business, results of operations, and financial condition will be materially adversely affected.

There are risks associated with potential acquisitions.

As part of its business strategy, the Company expects to acquire assets and businesses relating to or complementary to its operations. These acquisitions by the Company will involve risks commonly encountered in acquisitions of companies. These risks include, among other things, the following: the Company may be exposed to unknown liabilities of the acquired companies; the Company may incur acquisition costs and expenses higher than it anticipated; fluctuations in the Company's quarterly and annual operating results may occur due to the costs and expenses of acquiring and integrating new businesses or technologies; the Company may experience difficulties and expenses in assimilating the operations and personnel of the acquired businesses; the Company's ongoing business may be disrupted and its management's time and attention diverted; the Company may be unable to integrate successfully.

There is intense competition for qualified technical professionals and sales and marketing personnel, and our failure to attract and retain these people could affect our ability to respond to rapid technological changes and to increase our revenues.

Our future success depends upon our ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.

Our success is connected to our ability to maintain our proprietary technologies.

The steps taken by us to protect our proprietary technologies may not be adequate to prevent misappropriation of these technologies by third parties. Misappropriation of our proprietary technology could have an adverse effect on our operations and financial condition. Changes to current environmental laws and regulations also could limit the use of our proprietary technology.

Impairment of goodwill and other intangible assets would result in a decrease in earnings.

Current accounting rules require that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. These rules also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To the extent such evaluation indicates that the useful lives of intangible assets are different than originally estimated, the amortization period is reduced or extended and, accordingly, the amortization expense is increased or decreased.

We have substantial goodwill and other intangible assets, and we may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined. Any impairment charges or changes to the estimated amortization periods could have a material adverse effect on our financial results.

The current economic downturn could affect our business in a negative manner, more so than other businesses generally causing our business prospects to suffer.

The current economic downturn has negatively affected the capital budgets of our school district customers.  Accordingly, our products may be in less demand during of the current recession downturn and our business may suffer.

We face substantial competition from better established companies that may have significantly greater resources which could lead to reduced sales of our products.

The market for our products is competitive and is likely to become even more competitive in the future. Increased competition could result in pricing pressures, reduced sales, reduced margins or the failure of our products to achieve or maintain market acceptance, any of which would have a material adverse effect on our business, results of operations and financial condition. Many of our current and potential competitors enjoy substantial competitive advantages, such as:

•	greater name recognition and larger marketing budgets and resources;
•	established marketing relationships and access to larger customer bases;
•	substantially greater financial, technical and other resources; and
•	larger technical and support staffs.

As a result, they may be able to garner more clients than we can. For the foregoing reason, we may not be able to compete successfully against our current and future competitors.

The conversion of our convertible debt, convertible preferred stock, the exercise of our outstanding warrants and options, and the Company's various anti-dilution and price-protection agreements could cause the market price of our common stock to fall, and may have dilutive and other effects on our existing stockholders.

The conversion of our outstanding convertible debentures, stock option, convertible preferred stock and the exercise of our outstanding warrants and options could result in the issuance of up to an additional 369,771,306 shares of common stock, assuming all outstanding warrants and options are currently exercisable, and taken with the Company's various anti-dilution and price-protection agreements, are subject to adjustment pursuant to certain anti-dilution and price-protection provisions. Such issuances would reduce the percentage of ownership of our existing common stockholders and could, among other things, depress the price of our common stock. This result could detrimentally affect our ability to raise additional equity capital. In addition, the sale of these additional shares of common stock may cause the market price of our stock to decrease.

General Risk Factors

Risks Relating To Our Common Stock:

We pay no dividends and do not expect to do so.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any earnings for funding growth however these plans may change depending upon capital raising requirements.

Our stock is a “Penny Stock.”

Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 of the Exchange Act of 1934. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets less than US$2,000,000 (if the issuer has been in continuous operation for at least three years) or US$5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than US$6,000,000 for the last three years.

A principal exclusion from the definition of a penny stock is an equity security that has a price of $5.00 or more, excluding any broker or dealer commissions, markups or markdowns. As of the date of this Annual Report the Company's common stock is not listed or traded.

If the Company's common stock were deemed a penny stock, section 15(g) and Rule 3a51-1 of the Exchange Act of 1934 would require broker-dealers dealing in the Company's common stock to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

Moreover, Rule 15g-9 of the Exchange Act of 1934 Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them.

The trading price of our common stock may decrease due to factors beyond our control.

The trading price of the common stock is subject to significant fluctuations in response to numerous factors, including:

•	Variations in anticipated or actual results of operations;
•	Announcements of new products or technological innovations by us or our competitors;
•	Changes in earnings estimates of operational results by analysts;
•	Results of product demonstrations.
•	Inability of market makers to combat short positions on the stock;
•	Inability of the market to absorb large blocks of stock sold into the market;
•	Developments or disputes concerning our licensed patents, trademarks or proprietary rights; and
•	Comments about us or our markets posted on the Internet.

Moreover, the stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our Common Stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a price we deem appropriate.

The conversion  of the Promissory Note, Series B Preferred Stock,  Series C Preferred Stock, the exercise of warrants related to the Series B and Series C Preferred Stock the warrants issued to the Senior Secured Noteholders and the exercise of stock options  may cause dilution of current common shareholders.

Holders of our Series B Preferred Stock, Series C Preferred Stock, warrants issued in connection with the Series B and Series C Preferred Stockholders, Senior Secured Noteholders, convertible promissory note and stock option holders  have the right to acquire 301,446,489 shares of Common Stock through the conversion of their promissory note, preferred stock, exercise of their warrants and exercise of stock options. In the event that such holders of Preferred Stock, warrants and options exercise their conversion and exercise rights, the holders of the Common Stock then issued and outstanding may experience immediate and substantial dilution in the net tangible book value of their shares if earnings and other factors do not compensate for the increased number of shares of such Common Stock.

The liquidity of our stock could become impaired.

Our common stock currently is traded on the OTC Bulletin Board, which is generally considered to be a less efficient market than national exchanges such as NASDAQ. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, difficulties in obtaining price quotations, reduction in security analysts' and the media's coverage of ours, if any, and lower prices for our securities than might otherwise be attained. This circumstance could have an adverse effect on the ability of an investor to sell any shares of our Common Stock as well as on the selling price for such shares.  In addition, the market price of our Common Stock may be significantly affected by various additional factors, including, but not limited to, our business performance, industry dynamics or changes in general economic conditions.

The Company was incorporated in September 1991 but did not engage in meaningful business operations until 2001. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred only losses and may continue to incur losses in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the Units.

Prospective investors not independently represented.

Legal counsel to the Company does not act as counsel to any prospective investors in connection with this Offering. Each prospective investor is encouraged to consult with his or her own legal counsel, accountant or other professional prior to subscribing to our securities.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which could harm our brand and operating results.

Effective internal controls are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. We have devoted significant resources and time to comply with the new internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. In addition, Section 404 under the Sarbanes-Oxley Act of 2002 requires that we assess and our auditors attest to the design and operating effectiveness of our controls over financial reporting. Our compliance with the annual internal control report requirement begins with the filing of the 10KSB on April 30, 2008, the requisite SEC compliance date for non-accelerated filers, will depend on the effectiveness of our financial reporting and data systems and controls across our operating subsidiaries. We expect these systems and controls to become increasingly complex to the extent that we integrate acquisitions and our business grows. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. We cannot be certain that these measures will ensure that we design, implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation or operation, could harm our operating results or cause us to fail to meet our financial reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

Our stock could be the subject of short selling and, if this occurs, the market price of our stock could be adversely affected and, in turn, adversely effect our ability raise additional capital through the sale of our common stock.

It is conceivable that our stock could be subject to the practice of short selling.  This involves the sell of stock that is not owned directly by the seller; rather, the stock is “loaned” for the sale by a broker-dealer to someone who “shorts” the stock. In most situations, this is a short-term strategy by a seller, and based upon volume, may at times drive stock values down. If such shorting occurs in our common stock, there could be a negative effect on the trading price of our stock. If the trading price of our common stock decreases, this may negatively impact our ability to raise additional capital through the sale of our common stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTC bulletin board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 15d of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Anti-takeover actions and/or provision could prevent or delay a change in control.

Provisions of our certificate of incorporation and bylaws and Nevada law may make it more difficult for a third party to acquire us, even if so doing would be beneficial to our stockholders. These include the following:

•
Our board of directors are authorized to issue up to 13,500,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders, which may be used by the board to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of our common stock; and

•	Limitations on who may call annual and special meetings of stockholders.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we may receive up to $16,572,260,  the aggregate exercise price of warrant shares being registered herein. We expect to use the proceeds received from the exercise of the warrants for general working capital purposes.

DETERMINATION OF OFFERING PRICE

The securities may be sold in one or more transactions at prevailing market prices at the time of the sale on the OTC Bulletin Board or at privately negotiated prices determined at the time of sale. In addition, we will receive the proceeds from the exercise of the warrants issued to the Security Holders at the exercise price of the applicable warrants, which were privately negotiated between the Company and the Security Holders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "GDIV". Our common stock has been quoted on the OTCBB since 1999.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

On May 21, 2008, the Company completed the reverse split of the outstanding common stock, par value $.001 per share, by a ratio of 1-for 20. All share and per share calculations and disclosures in this report have been retro-actively adjusted to reflect this reverse split as if it occurred at the beginning of the earliest period presented. Our common stock, 0.001 par value, trades on the over the counter bulletin board maintained by FINRA under the symbol “GDIV.OB" The following table sets forth, for the periods indicated, the range of high and low closing bid prices for our common stock as reported by the National Association of Securities Dealers composite feed or other qualified inter-dealer quotation medium and obtained from the National Quotation Bureau, LLC. The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Quarter Ended	High	Low
January 31, 2009	0.01	0.01
October 31, 2008	0.03	0.02
July 31, 2008	0.09	0.02
April 30, 2008	0.12	0.12

January 31, 2008	0.16	0.11
October 31, 2007	0.20	0.16
July 31, 2007	0.30	0.26
April 30, 2007	0.32	0.30

January 31, 2007	0.60	0.56
October 31, 2006	1.50	1.34
July 31, 2006	1.20	1.14
April 30, 2006	1.50	1.40

Number of Holders of Common Stock

As of January 31, 2009, we had approximately 1,868 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Fidelity Transfer Company of Sandy, Utah.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to our common stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

BUSINESS OF THE COMPANY

Introduction

We are a Nevada corporation with a limited operating history.  In October 2006, the Company sold a subsidiary, MBS Construction, Inc. ("MBS") to Paragon Modular, Inc ("PMI") through a Stock Purchase Agreement ("Purchase Agreement"). As a result of the sale of the MBS business segment, the Company accounted for the segment as a discontinued operation.

We currently operates two wholly owned subsidiaries, Lutrex Enterprises, Inc., an entity, which holds equipment and inventory for the registrant and Global Modular, Inc., a sales, marketing and manufacturing of modular type structures.

We are engaged in the business of designing, manufacturing and marketing re-locatable modular structures such as classrooms and office buildings and is under contract to build multiple classrooms for several school districts in southern California.

Overview

Our main subsidiary, Global Modular, Inc. (“Global Modular”), is in the business of designing, manufacturing and marketing pre-fabricated, modular type structures.  Global Modular’s 100,000 square foot factory is located on sixteen acres adjacent to the municipal airport at Chowchilla, California.  The manufacturing facility has the capacity to produce approximately $50,000,000 of revenue per year. Its principal customer base during the current fiscal year will be educational (public and private schools, universities, etc.), child-care and municipality sectors.  Its product lines consist of a variety of re-locatable (portable) classroom designs, and designs used specifically for permanent modular construction, i.e., complete schools, wing additions, etc.  Global Modular’s capabilities include single-story “slab-on-grade” construction, where a concrete slab is poured on site, which also serves as the floor. The structures are built in our factory and shipped to the site for installation on the concrete slab. The modular division has secured rights to state-of-the-art two-story designs formerly owned by Aurora Modular Industries, Inc. All of Global Modular’s’ portable/modular structures are engineered and constructed in accordance with pre-approved building plans, commonly referred to as “P.C.’s” or “pre-checked” plans that conform to structural and seismic safety specifications administered by the California Department of State Architects (DSA).  The DSA regulates all California school construction on public real estate and the DSA’s standards are considered to be more rigorous than the standards that typically regulate other classes of commercial portable structures.

Global Modular was recently awarded a contract with a Southern California School District with a “piggyback clause”.  California regulations allow school districts to canvass proposals from modular classroom vendors under a bidding process where the successful bidder can provide other public school districts and municipalities portable classrooms under a “piggyback contract” issued by the originating school district.  This process saves school districts valuable time and resources from the necessity of soliciting bids.  A modular vendor who possesses a “piggybackable contract” containing competitive pricing and a variety of design options may have access to future business for up to five years, depending on the term of the piggyback contract.

We were issued a Manufacturer’s License by the California Department of Housing (DOH) on July 13, 2006.  This opened up a new market for our modular structures comprised of retail, industrial and institutional structures (including educational institutions that reside on private property).  This sector adheres to building designs and specifications administered by the Department of Housing of California (DOH)  However, there has not been any DOH buildings produced as of April 30, 2008 and there is none currently scheduled.

Global Modular operates an integrated, state-of-the-art, automated manufacturing process, which utilizes equipment and,  materials that are specifically designed for high capacity fabrication of modular structures.  Global Modular. has secured necessary architectural and engineering approvals from the State of California (Division of the State Architect) for their single story and two-story designs.  The two-story design is desirable by school districts since individual two-story buildings can be installed side-by-side to form a cluster of buildings, occupying hundreds of students.  The two-story design is fully equipped with easy access to the second story by stairs and balcony along with a hydraulic elevator to accommodate disabled students, teachers and visitors.  School districts continue to turn to two-story portable classrooms to satisfy their space dilemma since they have little real estate to surrender.  Since the acquisition of Aurora Modular Industries intellectual property; the promotion of single-story slab-on-grade and two-story designs will be the main focus of our sales team during the next several years.  Global Modular now possesses adequate DSA approved designs that can meet virtually any type configuration and aesthetic alternatives a school district may desire.

During the remainder of Fiscal Year 2009, Global Modular will focus its attention on the sales and marketing of portable classrooms and modular buildings to the California public and private school sectors including California municipalities.  Since the State of California has been experiencing an influx in student enrollment over the past several years, and the forecast for the next ten years is for continual increasing enrollments, the portable classroom manufacturing industry has become more successful.

The current economic recession and the California State Budget crisis are affecting the type of product that school districts are purchasing for their classroom needs.  We believe that school districts will not purchase entire school structures but instead purchase selective modular classrooms on an as needed basis.  We specialize in the manufacturing of individual classroom modulars and believe that the market for our product will be minimally affected by the change of emphasis by school districts.

Employees

As of  December 31, 2008, we had 70 full-time employees. Of these employees, 3 were engaged in sales and marketing, 4 were engaged in professional services/project management, 5 were engaged in finance and administration and 58 were engaged in manufacturing  production activities None of our employees is represented by a labor union or a collective bargaining agreement. We have not experienced any work stoppages and consider our relations with our employees to be good.

PROPERTIES

Our principal executive offices are located at 1200 Airport Drive, Chowchilla, California. The property consists of sixteen acres of real estate including a 100,000 square foot structure of usable space. The structure is utilized by the Company's executive management team, as well as housing the operating entities of Lutrex and Global Modular. We  have entered into a three-year lease (including options for renewals) for the property.  The Company renewed the lease in February 2007 at a rate of $24,021 per month with moderate increases for each year thereafter. The Company believes that the current facilities are suitable for its current needs.

LEGAL PROCEEDINGS

On December 13, 2007, the company filed a lawsuit against Financial Pacific Insurance Company, Inc and Salmeri Insurance Agency, Inc. for terminating the company’s bonding line of credit during the quarter ended January 31, 2006, without good cause and in contravention of its past dealings. The lawsuit seeks reimbursement for damages in excess of $10 million.  This litigation is in its "discovery" stage, and the Company can make no assurances with respect to the outcome of this matter.

In February, 2008 , the company filed a lawsuit against Santa Rosa City Schools for damages in excess of $600,000.  The basis of our claim is the non-payment for extra services which had been authorized.

The Company is subject to legal proceedings and claims that arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and planned products, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. The Company has sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that the Company has identified all possible risks that might arise.

Investors should carefully consider all of such risks before making an investment decision with respect to the Company's stock. In particular, investors should refer to the section entitled, Risk Factors that May Affect Future Results and Market Price of Stock.

The following discussion and analysis should be read in conjunction with our financial statements and summary of selected financial data for the Company. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment from our Management.

General Overview

The Company generates revenue from the sale of pre-fabricated, modular type structures to educational institutions, such as public and private schools, universities, etc., child-care providers and municipalities. Our product lines consist of a variety of re-locatable (portable) classroom designs, including both single-story and two-story floor plans.

Restatement of April 30, 2008 Balance Sheet

The Company has restated their financial statements as of and for their fiscal year ended April 30, 2008 to correct the classification of and related accounting for a total of 75,685,880 common stock purchase warrants issued in connection with the Company’s Series B Redeemable Convertible Preferred Stock.  These warrants had been incorrectly classified as “Liabilities” (rather than “Equity”).  Classification as a liability required “Derivative” accounting treatment under Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and Emerging Issues Task Force Consensus 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock” (“EITF 00-19”), rather than recording the effective beneficial conversion feature under EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.”

The accounting treatment previously applied resulted in the reporting of the preferred stock in the net carrying amount of $2,021,574 and the incorrect recognition of a $7,141,496 “Warrant” liability, both as of April 30, 2008; and a related net financing expense of $6,459,362, after the offset a “Mark-to-Market” gain.  Additional paid in capital had been adjusted for the difference.  The restatement reversed each of the above entries on the Company’s books.  After applying EITF’s 98-5 and 00-27, the $3,484,294 face value of the related Series B Preferred Stock was fully offset by the aggregate discounts for the effective beneficial conversion feature of the preferred stock and the relative fair value of the warrants.  At April 30, 2008, $394 of such discount had been amortized, which amount is the carrying value of the preferred at that date.  The discount will continue to be amortized until the February 21, 2010 mandatory redemption date of the Series B Preferred Stock.

The following tables show the principal financial statement line items initially reported as of and the year ended April 30, 2008, the restatement entries made and balances of the applicable financial statement items as restated.  There was no change to any asset accounts.  The restatement entries have been posted to the accompanying April 30, 3008 balance sheet as follows:

	As Reported	Adjustments	As Restated
Warrant Liability	$7,141,496	$(7,141,496)	$-
Total liabilities	7,979,380	(7,141,944)	837,436
Series B Preferred Stock, net of unamortized discount	2,021,574	(2,021,180)	394
Stockholders' Equity (Deficiency)
Additional paid in capital	9,282,089	2,501,076	11,783,165
Accumulated deficit	(12,537,940)	6,662,048	(5,875,892)
Total Stockholders' Equity (Deficiency)	(3,240,531)	9,163,124	5,922,593
Total Liabilities and Stockholders' Equity	$6,760,423	$-	$6,760,423

	As Reported	Adjustments	As Restated
Loss from operations	$(1,537,923)	-	$(1,537,923)
Fair value of warrants issued in connection with Series B Preferred	(7,760,305)	7,760,305	-
Unrealized change in fair value of warrants	1,300,943	(1,300,943)	-
Interest (expense), net	(353,892)	-	(353,892)
Loss before provision for income taxes	(8,351,177)	6,459,362	(1,891,815)
Net loss	(8,447,177)	6,459,362	(1,987,815)
Preferred stock dividends, actual and imputed	202,686	(132,606)	70,080
Net loss attributable to common shareholders	$(8,649,863)	$6,591,968	$(2,057,895)
Basic and diluted loss per common share	$(0.88)	$(0.67)	$(0.21)

Effect of Related Prospective Accounting Pronouncement

EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock” will become effective for the Company on May 1, 2009.  The Company’s warrants related to its Series B and C Preferred Stock and Senior Note have reset provisions to the exercise price if the Company issues equity at a price less than the exercise prices.  Upon the effective date, the provisions of this EITF will require a reclassification to liability based on the reset feature of the warrant agreements if the Company sells equity at a price below the exercise price of the warrants.

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions.  While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

•	revenue recognition
•	Inventories
•	allowance for doubtful accounts
•	stock-based compensation

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectability is reasonably assured and title and risk of ownership is passed to the customer, which is usually upon delivery.  However, in limited circumstances, certain customers traditionally have requested to take title and risk of ownership prior to shipment.  Revenue for these transactions is recognized only when:

(1) Title and risk of ownership have passed to the customer;
(2) The Company has obtained a written fixed purchase commitment;
(3) The customer has requested in writing the transaction be on a bill and hold basis;
(4) The customer has provided a delivery schedule;
(5) All performance obligations related to the sale have been completed;
(6) The modular unit has been processed to the customer’s specifications, accepted by the customer and made ready for shipment; and
(7) The modular unit is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sales by the Company.

In fiscal 2007 and 2008, the Company entered into several fixed-price arrangements whereby the Company is to construct and install several modular units for customers. Revenue from these construction-type fixed-price contracts is recognized in accordance with SOP No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", on the basis of the estimated percentage of completion.

Under the percentage-of-completion method, progress toward completion is measured by the ratio of costs incurred to total estimated costs. Revenue and gross profit may be adjusted prospectively for revisions in estimated total contract costs. If the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is recorded in the period in which it becomes evident. The total estimated loss includes all costs allocable to the specific contract. Each construction contract is reviewed individually to determine the appropriate basis of recognizing revenue. Revisions to the estimates at completion are reflected in results of operations as a change in accounting estimate in the period in which the facts that give rise to the revision become known by management.

Currently, there are no warranties provided with the purchase of the Company’s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations.  In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

Inventories

We value our inventories, which consists of raw materials, work in progress, finished goods, at the lower of cost or market.  Cost is determined on the first-in, first-out method (FIFO) and includes the cost of merchandise and freight.  The Company regularly reviews the period over which its inventories will be converted to sales.  Any inventories expected to convert to sales beyond 12 months from the balance sheet date are classified as non-current.  The Company periodically reviews the carrying value of inventories and non-cancelable purchase commitments by reviewing revenue forecasts, material usage requirements, and the engineering design changes. These forecasts of changes in design, future sales, and pricing are estimates. The Company may record charges to write down inventories based on these reviews and forecasts. If there is change in demand, additional write downs of inventories may be required which will negatively impact gross margins. Inventory impairment charges are considered to permanently establish a new cost basis for inventory and are not subsequently reversed to income even if circumstances later suggest that increased carrying amounts are recoverable, except when the associated inventory is disposed of or sold.

Allowance for Uncollectible Accounts

We are required to estimate the collectability of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectability of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience. As of April 30, 2008 we determined a reserve was not required against our account receivables.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Under this transition method, stock-based compensation expense is recognized in the consolidated financial statements for granted, modified, or settled stock options. Compensation expense recognized included the estimated expense for stock options granted on and subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R, and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Results for prior periods have not been restated, as provided for under the modified-prospective method.

Comparison of Years Ended April 30, 2008 and 2007 Revenues

The Company's total revenues were $5,701,556 for the year ended April 30, 2008 compared to $6,639,359 for the same time period in 2007, a decrease of $937,803 or approximately 14%.    The Company made a decision to reduce manufacturing production to a minimum during the fiscal year 2008 until proper funding was secured, which would enable the Company to have the adequate capital to meet its goals.  The Company secured $2,000,000 funding from Vicis Capital Master Fund in February 2008.  Subsequent to the April 30, 2008, the Company also secured a $2,000,000 accounts receivable line from another finance company. Also, the Company secured two additional fundings of $1,750,000 from Vicis Capital Master Fund in July 2008 and $6,000,000 from Debt Opportunity Fund in December 2008. The Company intends to aggressively pursue the school market as well as other markets, such as the California Department of Housing (DOH) market.

Gross Profit

For the year ended April 30, 2008, the Company's gross profit margin was $36,279, approximately 1% as compared to $1,011,246, approximately 15% for the year ended April 30, 2007. For the year ended April 30, 2008, the Company  filed a lawsuit against Santa Rosa City Schools for non payment of extra services totaling $600,000.  The Company did not record any revenue for the $600,000 of change orders earned on the Santa Rosa City School Project.  This resulted in   the gross profit margin being reduced by 11% for the year ended April 30, 2008.

Operating and Other Expenses

The Company's general and administrative expenses for the year ended April 30, 2008 was $ 1,228,362 compared to $1,963,798 for the same period in 2007, a decrease of $735,436. This decrease is mainly attributable to the general and administrative costs in connection with the decreased sales and operations of Global Modular.

The Company's interest expenses, net, for the year ended April 30, 2008 was $353,892 compared to $446,137 for the same period in 2007, a decrease of $92,245. The change is due to the Company's decreased need for borrowings with production reduced during the year ended April 30, 2008.

Liquidity and Capital Resources

The Company incurred a loss from operations of $1,537,923 for the year ended April 30, 2008. It had generated a negative cash flow of $2,207,300 from operating activities. Cash flows used in investing activities was $28,950 during this period. Cash flow was generated from the $2,000,000 funding from Vicis Capital and an additional $630,000 from the proceeds for notes payables and sale of common stock to shareholders. The line of credit was paid off at the end of fiscal year ended April 30, 2008.

The Company secured additional funding of $1,750,000 from Vicis Capital in June 2008 and $6,000,000 from Debt Opportunity Fund in December 19, 2008, which will further strengthen the Company's cash position.

While the Company has raised capital to meet its working capital and financing needs in the past, additional financing is required in order to meet the Company's current and projected cash flow deficits from operations and development. The Company is presently seeking financing in the form of debt or equity in order to provide the necessary working capital. Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders. There are no assurances the Company will be successful in raising the funds required.

By adjusting its operations and development to the level of capitalization, management believes it has sufficient capital resources to meet projected cash flow needs through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect, on our business, results of operations, liquidity and financial condition.

In prior periods, the Company has borrowed funds from significant shareholders of the Company to satisfy certain obligations. There are no assurances that the Company will be able to borrow funds from significant shareholders of the Company in the future.

As the Company continues to expand, the Company will incur additional costs for personnel. In order for the Company to attract and retain quality personnel, management anticipates it will have to offer competitive salaries, issue common stock to consultants and employees, and grant Company stock options to current and future employees.

The company's operations are in the western United States and there are no seasonal aspects that would have a material adverse effect on the Company's financial condition or results of operations.

COMPARISON OF THE THREE MONTHS ENDED OCTOBER 31, 2008 TO THE THREE MONTHS ENDED OCTOBER 31, 2007

The Company’s total revenues were $1,668,294 for the quarter ended October 31, 2008 compared to $2,326,166 for the same time period in 2007, a decrease of $657,872.  The Company began to ramp up its manufacturing operations but did not generate any revenue from major site construction due to management decision to withdraw from the heavy site construction business during the quarter ended October 31, 2008.  The major site construction projects generated revenue but with very low gross profit margins.

Cost of goods sold generally varies with our revenues.  Cost of goods sold as a percentage of our revenues were 34% and 11% respectively, for the quarter ended October 31, 2008 and 2007.  The Company had very low gross profit margins for the quarter ended October 31, 2007 due to losses on two large site construction projects.

Total operating expenses were $589,921 for the three months ended October 31, 2008 compared to $271,287 for the same time period in 2007.  The Company’s legal and professional fees increased by approximately $150,000 when comparing the second quarter of 2008 and 2007, which was attributed to the expense of securing the funding from Vicis Capital Master Fund.  The Company’s payroll and related costs increased by $15,550 when comparing the first quarter of 2008 and 2007.  The Company also incurred a guaranty expense of $44,944 for amortization of the fair value of warrants in the three months ended October 31, 2008.

COMPARISON OF THE SIX MONTHS ENDED OCTOBER 31, 2008 TO THE SIX MONTHS ENDED OCTOBER 31, 2007

Total revenues from continuing operations decreased to $2,167,355 for the six month ended of October 31, 2008 from $4,915,566 for the six months ended October 31, 2007. However, the Company did not meet its minimum goal of $6,000,000 sales because two of the projects were not put on the production line as scheduled due to extended negotiations with the clients during the six months. Also, during the last month in the quarter ended October 31, 2007, the Company was required to devote the majority of its resources to completing a project in the field, which slowed the manufacturing production drastically for that month.

Cost of goods sold from continuing operations was $1,422,062 and $4,035,693 respectively for the six months ended October 31, 2008 and 2007. The cost of goods sold from continuing operations decreased because the Company got out of the heavy site construction business which generated revenue but very low gross profit margins. Cost of good sold as a percentage of revenues were 34% and 18% respectively, for the six months ended October 31, 2008 and 2007

Total operating expenses increased to $1,177,382 in the six months ended October 31, 2008 from $758,228 in the six months ended October 31, 2007. The operating expenses increased due to legal fees and professional fees by $214,050 comparing the six months ended October 31, 2008 and October 31, 2007, which was attributed to the professional consulting fees incurred in securing the funding from Vicis Capital Master Fund.  The Company also had an increase of $35,120 in insurance costs and an increase of $42,876 in administrative wages for the six months ending October 31, 2008 as compared to the six months ended October 31, 2007.

Liquidity and Capital Resources

As of October 31, 2008, the Company had a working capital surplus of $3,201,548. Net loss for the six months ended October 31, 2008 was $585,390 as compared to a net loss of $88,122 for the same period in October 31, 2007. The Company generated a negative cash flow from operations of $2,014,872 for the six-month period ended October 31, 2008. The negative cash flow from operating activities for the period is primarily attributable to the Company's net loss from continuing operations adjusted for depreciation and amortization of $173,383, amortization of debt discount of $9,690, amortization of fair value of warrants of $70,566, an increase  in accounts receivable of $737,868, an increase in inventory of $671,180, an increase in other assets of $158,090 and an decrease in accounts payable of $119,077.

Cash flows used in investing activities for the six-month period ended October 31, 2008 consisted of the acquisition of $75,731 of architectural plans used in operations.

The Company funded operations during the six months ended October 31, 2008 from proceeds from the sale Series C Preferred Stock of $1,500,000 and $807,091 from notes payable from the Company’s line of credit. The Company paid preferred stock dividends of $146,913 to the preferred stockholders and reduced debt to stockholders by $5,500.

Inflation

The effect of inflation on the Company's revenue and operating results was not significant.

Off-Balance Sheet Arrangements

The Company does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

Business Concentration

During the year ended April 30, 2008, the Company recognized approximately $4,107,777 or 72% of its revenues from sales of its products to three (3) customers. While the Company's management considers its relationships with the customers to be satisfactory, given the concentration of its sales to a few key customers, its continued relationships may be subject to the policies and practices of the customers. The Company management continues to concentrate its efforts on expanding its customer base in order to reduce its reliance on its current customers.

New Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“Statement 141(R)”) and Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“Statement 160”). Statements 141(R) and 160 require most identifiable assets, liabilities, non-controlling interests and goodwill acquired in a business combination to be recorded at “full fair value” and require non-controlling interests (previously referred to as minority interests) to be reported as a component of equity.  Both statements are effective for fiscal years beginning after December 15, 2008.  Statement 141(R) will be applied to business combinations occurring after the effective date.  Statement 160 will be applied prospectively to all non-controlling interests, including any that arose before the effective date.  The Company does not expect the adoption of Statements 141(R) and 160 will have a material impact, if any, on the Company’s financial position or results of operations.

In February 2008, the FASB issued a FASB Staff Position (FSP) on Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (FSP FAS 140-3). This FSP addresses the issue of whether the transfer of financial assets and the repurchase financing transactions should be viewed as two separate transactions or as one linked transaction. The FSP includes a rebuttable presumption that the two transactions are linked unless the presumption can be overcome by meeting certain criteria. The FSP will be effective for fiscal years beginning after November 15, 2008 and will apply only to original transfers made after that date; early adoption will not be allowed. The Company does not expect the adoption of FSP FAS 140-3 to have a material impact, if any, on its consolidated financial statements.

In March 2008, the Financial Accounting Standards Board (FASB) issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (SFAS 161).  The SFAS 161 requires companies to provide enhanced disclosures regarding derivative instruments and hedging activities and requires companies to better convey the purpose of derivative use in terms of the risks they intend to manage. Disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a company’s financial position, financial performance, and cash flows are required. This Statement retains the same scope as SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and is effective for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect the adoption of SFAS No. 161 to have a material impact, if any, on its consolidated financial statements.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The Company is currently evaluating the impact, if any, that FSP 142-3 will have on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not currently expect the adoption of SFAS 162 to have a material effect on its consolidated results of operations and financial condition.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company currently believes the adoption of FSP APB 14-1 will not have a material effect on its consolidated results of operations and financial condition.

EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock” will become effective for the Company on May 1, 2009.  The Company’s warrants related to its Series B and C Preferred Stock both have reset provisions to the exercise price if the Company issues equity at a price less than the exercise prices.  Upon the effective date, the provisions of this EITF will require a reclassification to liability based on the reset feature of the warrant agreements if the Company sells equity at a price below the exercise price of the warrants.

MANAGEMENT

Directors and Executive Officers

Our directors serve until the next annual meeting and until their successors are elected and qualified. Our officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Philip Hamilton	61	Chairman of the Board and President
Adam DeBard	41	Director, Secretary and Treasurer//Chief Financial Officer

Philip Hamilton, has over thirty years entrepreneurial and senior management experience in the manufacturing business.  From February 2003 to current, Mr. Hamilton has been the CEO/ Chairman of the Company.  As the CEO, he has directed the marketing, sales and administrative activities of the Company. From 1996 to January 2003, Mr. Hamilton was a consultant to Top Line Building Products.  Top Line Building Products is a truss manufacturing plants with annual revenues of approximately $8,000,000, which provides its products to major homebuilders in Northern California. As the CEO, Mr. Hamilton has directed the marketing, sales and production activities of the company, as well as re-designing the original truss plant into a modern state of the arts manufacturing plant with new production stations. From 1996 to Feb 2000, Mr. Hamilton was the Chairman and CEO of Pacesetter Industries, Inc.  Pacesetter Industries was one of the largest modular manufacturers of residential and commercial buildings in California.  As Chief Executive Officer, Mr. Hamilton was responsible for managing the marketing, sales and production activities of the company. Pacesetter was built from inception into one of California’s largest modular manufacturers producing and installing thousands of residential and commercial building.  Pacesetter Industries, Inc. employed a staff of over 650 employees with annual sales of $50,000,000 in 1999.  Pacesetter Industries, Inc. filed a Chapter 11 bankruptcy on February 29, 2000 in Fresno County that was finally converted to a Chapter 7.  Mr. Hamilton attended Pacific Union College taking courses in Business Administration.

Adam Debard, has over sixteen years of experience in the manufacturing and technology business sectors. He is the son-in-law of Philip Hamilton, our CEO.  From February 2003 to current, Mr. DeBard has been the Secretary/Treasurer of the Company and the President/Treasurer of Global Modular, Inc.  He is responsible for the cash management and accounting functions of both companies. From January 2001 to January 2003, Mr. DeBard was the Chief Information Officer- Top Line Building Products.  As the CIO, Mr. DeBard was responsible for the design, implementation and management of a corporate wide computer network, as well as preparation of production analysis reports for senior management and equipment leases and acquisitions. From 1997 to December 2000, Mr. DeBard was the Vice President and Chief Information Officer for Pacesetter Industries, Inc.  As such, Mr. DeBard was responsible for all computer software and hardware acquisitions, installations and maintenance for multiple branch offices, as well as responsible for preparing a monthly analysis report of the automated production line for senior management.  Mr. DeBard was responsible for: computerizing the purchasing, estimation, production and engineering systems for the company.  Mr. DeBard attended Walla Walla College for four years in the Business Administration

Audit Committee

We do not have an Audit Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by filing a Current Report on Form 8-K with the SEC, disclosing such information.

EXECUTIVE COMPENSATION

The following table summarizes the compensation earned by or paid to our Chief Executive Officer and the other most highly compensated executive officers whose total salary and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal year ended April 30, 2008. We refer to these individuals as our named executive officers.  We do not have a compensation committee or committee performing similar functions.  The board of directors believes that a compensation committee is not necessary due to the small number of executive officers and management personnel.  Philip Hamilton, CEO and Adam DeBard, Secretary Treasurer, participate in the consideration of executive officer and director compensation.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation ($)
Philip Hamilton	2008	100,000	0	0	0	0	0	0
Chairman/CEO	2007	85,616	10,000	0	0	0	0	0
	2006	85,616	37,500	0	0	0	0	0

Adam DeBard	2008	72,000	0	0	0	0	0	0
Secretary/Treasurer	2006	72,000	0	0	0	0	0	0
	2005	72,000	0	0	0	0	0	0

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.

Long Term Incentive Awards

There were no long term incentive awards granted during the last three fiscal years and none have been granted to the date of this Prospectus

Option Grants in Last Fiscal Year

We did not award options to our executive officers during fiscal 2008 under our incentive plan.

Limitations on liability and indemnification of officers and directors

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We are in the process of obtaining directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be  permitted directors,  officers  and  controlling  persons of the registrant  pursuant to the foregoing  provisions,  or  otherwise,  we have been advised that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth those stockholders who beneficially own 5% or more of the common stock of the Company, the common stock ownership of the directors and executive officers, and the stock ownership of the directors and executive officers as a group:

	No. of	% of Stock
	Shares	Outstanding
Name and Address	owned	(1)
Philip Hamilton	1,708,333	11.11%
Adam DeBard	180,000	0.012%
Rebecca Manandic	3,991,448	25.97%

Directors and Officers as a Group

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past three years, and as not otherwise disclosed of in any other filing, there have not been any transaction that have occurred between the Company and its officers, directors, and five percent or greater shareholders, unless listed below.

The Company issued notes payable totaling of $473,965 to a significant shareholder.  The Company granted the shareholder an option to convert a total of $400,000 of principal balance of the notes to the Company’s 2,666,666 shares of the preferred stock, and each share of the preferred stock is convertible to ten shares of the Company’s restricted common stock.  The shareholder has the option to convert the notes to the Company’s securities anytime within three years from the issuance of the notes.  The shareholder converted all of the preferred stock and  notes to common stock on February 22, 2008

In April 2004, two of the Company’s shareholders repaid an aggregate of $499,350 of notes payable due to a bank on behalf of the Company.  The Company issued to the shareholders $199,350 of notes payable with a maturity date on May 1, 2009 and the shareholders agreed to receive the Company’s preferred stock in exchange for the remaining $300,000 due.  The shareholder converted all of the preferred stock and notes to common stock on February 22, 2008.

Effective February 15, 2008, the Company issued to Phillip Hamilton 6,833,340 shares of Convertible Series A preferred stock related to a past subscription payable.   Effective March 11, 2008, the 6,833,340 shares of Convertible Series A were converted into 1,708,333 shares of common stock.

Effective February 15, 2008, the Company issued 3,360,417 shares of common stock to two related parties related to a past subscription payable balance.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming the selling stockholders sell all the shares registered below, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

We do not know when or in what amounts the selling stockholder may offer shares for sale.  The selling stockholder may not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the  shares,  except for  limitations  on daily  volume of sales by the  selling stockholder  described in "Plan of  Distribution," we cannot estimate the number of shares that will be held by the selling  stockholder  after completion of the offering.  For purposes of this table, however, we have assumed  that,  after completion of the offering,  none of the shares covered by this  prospectus will be held by the selling stockholder.

Name	Number of Shares Owned Prior to Offering (1)	% of Shares Owned Prior to Offering (2)	Number of Shares Beneficially Owned Being Offered	Number of Shares Underlying Convertible Preferred Stock Being Offered	Number of Shares Underlying Warrants Being Offered (3)	Number of Shares Owned after the Offering Assuming all Shares Being Registered Underlying Preferred Stock and Warrants are Sold	% of Shares Owned after the Offering Assuming all of the Shares Underlying Preferred Stock and Warrants are Sold
Vicis Capital Master Fund (a)	0	0	0	53,571,429	75,000,000	0	0
Midtown Partners (b)	0	0	0	0	18,816,816	0	0
Debt Opportunity Fund LLLP (c)	0	0	0	0	68,168,164	0	0
Rebecca Manandic	3,991,448	25.97%	0	11,794,700	43,462,580	3,991,448	.013%
Joseph Salmeri		0	0	4,651,443	14,562,020	0	0
Sierra Casework (d)	0		0	614,286	860,000	0	0
Michael Trevino	1,016,459	6.61%	0	594,729	832,620	1,016,459	.003%
Impact Modular Leasing, Inc (e)	0	0	0	460,571	644,800	0	0
Bear Creek Trust (f)	0	0	0	3,088,471	4,323,860	0	0

The voting power of the stock for non-individuals entities is as follows: (a) Chris Phillips, Managing Director has dispositive power for Vicis Capital Master Fund,  (b) Richard Diamond, Managing Director, has dispositive power for Midtown Partners, (c).Sean Lyons, Manager has dispositive power for Debt Opportunity Fund LLLP, (d) Richard Cheney, President, has dispositive power for Sierra Casework, Inc., (e) )Michael Trevino, President has dispositive power for Impact Modular Leasing, Inc. and  (f ) Rebecca Manandic, Trustee has dispositive power for Bear Creek Trust

*The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1)
Includes all shares owned and shares underlying convertible notes that are convertible within 60 days from the date of this prospectus and warrants that are exercisable within 60 days from the date of this prospectus.

(2)
Based upon shares outstanding, shares underlying convertible notes that are convertible within 60 days from the date of this prospectus and warrants that are exercisable within 60 days from the date of this prospectus.

(3)
Includes 36,842,940 shares of common stock issuable upon exercise of warrants at $0.07 per share, which expire on  February 21, 2013 , 36,842,940 shares of common stock issuable upon exercise of warrants at $.07 per share/, which expire on February 15, 2015,,2,000,000 shares of common stock upon exercise of warrants at $ .07 per share, which expire on February 21, 2013, 73,50,000 shares of common stock upon exercise of warrants at $.10 per share which expire on June 26, 2015, 2,500,000 shares of common stock upon exercise of warrants at $.07 per share, which expires on June 26, 2013, 74,984,980 shares of common stock upon exercise of warrants at $.05 per share, which expires on December 18, 2013.  The 75,685,880 warrants at $.07 per share, were issued in connection with February 28, 2008 Series B Preferred Stock.Private Placement.  The 38,500,000 warrants at $.10 per share and the 2,500,000 warrants at $.07 per share were issued in connection with the June 26, 2008 Series C Preferred Stock Private Placement. 35,000,000 warrants at $.10 were issued in connection with the July 29, 2008 Guarantee Fee, Indemnification, and Security Agreement.  The 74,984,980 warrants at $.05 were issued in connection with the December 29, 2008 Loan and Securities Agreement.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

Penny Stock

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
•	In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
•
disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Anti-takeover actions and/or provision could prevent or delay a change in control.

Provisions of our certificate of incorporation and bylaws and Nevada law may make it more difficult for a third party to acquire us, even if so doing would be beneficial to our stockholders. These include the following:

•
Our board of directors are authorized to issue up to 13,500,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions of those shares without any further vote or action by the stockholders, which may be used by the board to create voting impediments or otherwise delay or prevent a change in control or to modify the rights of holders of our common stock; and Verify correct

•	Limitations on who may call annual and special meetings of stockholders.

DESCRIPTION OF SECURITIES

The securities offered as shares of common stock of the Company, $.001 par value.

Common Stock

We are authorized to issue up to 2,750,000,000 shares of common stock, par value $0.001. As of  February,9, 2009, there were  15,369,885 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights

Fidelity Transfer, located in Sandy, Utah, is our independent transfer agent for our Common Stock and registrar.

Preferred Stock

General

Our board of directors has the authority, without stockholder approval, to issue up to 13,500,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters.

Series B

On February 21, 2008, we filed a Certificate of Designations of Preferences, Rights and Limitations with the Office of the Secretary of State of the State of Nevada, designating 3,500,000 shares as “Series B Convertible Preferred” (“Series B”) with a stated value of $1.00 per share (the “Stated Value”).  On February 22, 2008 we issued a total of 3,484,294 shares of Series B in connection with our recent financing.

There are 3,484,294 shares of Series B outstanding as of January 31, 2009. The outstanding Series B has a fixed conversion price of $0.07 and is convertible at any time into an aggregate of 49,775,629 shares of Common Stock. The conversion price of the Series B is subject to adjustment in certain instances, including the issuance by us of securities with a lower conversion or exercise price.

On any matter presented to our stockholders for their action or consideration at any meeting of stockholders, each holder of outstanding shares of Series B is entitled, subject to the limitation set forth below, to cast the number of votes in an amount equal to the number of whole shares of Common Stock into which the shares of Series B held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Holders of Series B vote together with the holders of Common Stock, together as a single class. The voting rights of each holder of outstanding shares of Series B are limited in so that each holder of Series B is entitled to vote only that number of votes equal to the number of whole shares of Common Stock into which the shares of Series B are convertible as of the record date, up to a maximum of 4.99% of the outstanding shares of Common Stock of the Corporation. Without the written consent or affirmative vote of the holders of fifty percent (50%) of the then-outstanding shares of Series B, voting as a separate class from the Common Stock, we may not merge or take certain other corporate actions.

The Stated Value of all the outstanding shares of Series B is subject to redemption in one lump sum payment (the “Redemption Amount”) on February 22, 2010, unless earlier converted. Dividends on such Stated Value (or any balance thereof outstanding from time to time) accrue at an annual rate of twelve percent (12%).  As accrued, dividends are due and payable quarterly in arrears in cash.  Payment of the Redemption Amount is guaranteed by our wholly owned subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering all of our assets and the assets of our subsidiaries.

Upon our liquidation, dissolution or winding-down, whether voluntary or involuntary (a "Liquidation "), the holders shall be paid in cash, before any payment shall be paid to the holders of Common Stock, an amount for each share of Series B held by the Holders equal to the sum of (1) the Stated Value thereof and (2) an amount equal to dividends accrued but unpaid thereon, computed to the date payment is made available.

Series C

On June 24, 2008, we filed a Certificate of Designations of Preferences, Rights and Limitations with the Office of the Secretary of State of the State of Nevada, designating 2,750,000 shares as “Series C Convertible Preferred” (“Series C”) with a stated value of $1.00 per share (the “Stated Value”).  On June 26, 2008 we issued a total of 1,750,000 shares of Series C in connection with our recent financing.

There are 1,750,000 shares of Series C outstanding as of January 31, 2009. The outstanding Series C has a fixed conversion price of $.07 and is convertible at any time into an aggregate of 25,000,000 shares of Common Stock. The conversion price of the Series C is subject to adjustment in certain instances, including the issuance by us of securities with a lower conversion or exercise price.

On any matter presented to our stockholders for their action or consideration at any meeting of stockholders, each holder of outstanding shares of Series C is entitled, subject to the limitation set forth below, to cast the number of votes in an amount equal to the number of whole shares of Common Stock into which the shares of Series C held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Holders of Series C vote together with the holders of Common Stock, together as a single class. The voting rights of each holder of outstanding shares of Series C are limited in so that each holder of Series C is entitled to vote only that number of votes equal to the number of whole shares of Common Stock into which the shares of Series C are convertible as of the record date, up to a maximum of 4.99% of the outstanding shares of Common Stock of the Corporation. Without the written consent or affirmative vote of the holders of fifty percent (50%) of the then-outstanding shares of Series C, voting as a separate class from the Common Stock, we may not merge or take certain other corporate actions.

The Stated Value of all the outstanding shares of Series C is subject to redemption in one lump sum payment (the “Redemption Amount”) on commencing on June 26, 2010, unless earlier converted. Dividends on such Stated Value (or any balance thereof outstanding from time to time) accrue at an annual rate of twelve percent (12%).  As accrued, dividends are due and payable quarterly in arrears in cash.  Payment of the Redemption Amount is guaranteed by our wholly owned subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering all of our assets and the assets of our subsidiaries.

Upon our liquidation, dissolution or winding-down, whether voluntary or involuntary (a "Liquidation "), the holders shall be paid in cash, before any payment shall be paid to the holders of Common Stock, an amount for each share of Series C held by the Holders equal to the sum of (1) the Stated Value thereof and (2) an amount equal to dividends accrued but unpaid thereon, computed to the date payment is made available.

Senior Secured Promissory Note

On December 19, 2008 we issued a Senior Secured Promissory Note for the principal amount of $6,000,000, with a maturity date of December 19, 2013.  Interest on the Senior Note accrues at the rate of 13% per annum payable monthly in arrears. However, during the first twelve months the accrued interest is deferred and payable in one lump sum on the first anniversary date of the Note.  The principal of the Senior Note is payable in four equal payments of $1,500,000 with the first payment being due on December 14, 2010, second payment due on December 14, 2011, third payment due on December 14, 2012 and final payment on December 14, 2013.

Warrants

Series 1 and Series 2 Warrants

In connection with the sale of Series B Preferred Stock, we issued (a) 34,842,940 Series 1 Warrants to purchase 34,842,940 shares of Common Stock at an exercise price of $.07 per Share for a period of five years, and (b) 34,842,940 Series 2 Warrants (the “Series 2 Warrants”) to purchase 34,842,940 Shares at an exercise price of $.07 per Share for a period of seven years. The Series 1 Warrants and the Series 2 Warrants are exercisable immediately provided that such exercise does not result in the holder, beneficially owning more than 4.99% of our outstanding shares of common stock. The percentage ownership limitation provisions of the Warrants can be waived by the holder at its election, upon not less than 61 days' prior notice to the Company to change the ownership limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Series 1 and Series 2 Warrants. Upon such a change by a Holder of the ownership limitation from such 4.99% limitation to such 9.99% limitation, the ownership limitation may not be further waived by the holder.

The warrants were issued as follows:

Name of Warrant Holder	Number of Series 1Warrants	Number of Series 2 Warrants
Vicis Capital Master Fund (1)	20,000,000	20,000,000
Rebecca Manandic	8,256,290	8,256,290
Bear Creek Trust(2)	2,161,930	2,161,930
Joseph Salmeri	3,256,010	3,256,010
Sierra Casework Inc.(3)	430,000	430,000
Michael Trevino	416,310	416,310
Impact Modular Leasing, Inc(4)	322,400	322,400

(1) Chris Phillips, Managing Director has dispositive power for Vicis Capital Master Fund

(2) Rebecca Manandic, Trustee has dispositive power for Bear Creek Trust.
(3)Richard Cheney, President, has dispositive power for Sierra Casework, Inc.
(4)Michael Trevino, President has dispositive power for Impact Modular Leasing, Inc.

Series 3 Warrants

In connection with the sale of Series C Preferred Stock, we issued 35,000,000 Series 3 Warrants to purchase 35,000,000 shares of Common Stock at an exercise price of $0.10 per Share for a period of seven years. The Series 3 Warrants are exercisable immediately provided that such exercise does not result in the holder, beneficially owning more than 4.99% of our outstanding shares of common stock. The percentage ownership limitation provisions of the Warrants can be waived by the holder at its election, upon not less than 61 days' prior notice to the Company to change the ownership limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Series 3 Warrants. Upon such a change by a Holder of the ownership limitation from such 4.99% limitation to such 9.99% limitation, the ownership limitation may not be further waived by the holder.

In connection with the Guarantee Fee, Indemnification, and Security Agreement with Rebecca Manandic, and Joseph Salmeri, (individually, a “Guarantor” and collectively, the “Guarantors”) we issued 35,000,000 Series 3 Warrants to purchase 35,000,000 of Common Stock at an exercise price of $0.10 per share for a period of seven years. The Series 3 Warrants are exercisable immediately.

Series 4 Warrants

In connection with the issuance of the Senior Note we issued a total of 68,168,164 Series 4 Warrants to purchase 68,168,164 shares of Common Stock at an exercise price of $0.05 per Share for a period of seven years, The Series 4 Warrants are exercisable immediately provided that such exercise does not result in the holder, beneficially owning more than 4.99% of our outstanding shares of common stock. The percentage ownership limitation provisions of the Series 4 Warrants can be waived by the holder at its election, upon not less than 61 days' prior notice to the Company to change the ownership limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Series 4 Warrants. Upon such a change by a Holder of the ownership limitation from such 4.99% limitation to such 9.99% limitation, the ownership limitation may not be further waived by the holder.

Series BD Warrants

In connection with the issuance of the Series B Preferred Stock, on February 18, 2008 we issued 2,000,000 BD-1 Warrants, 2,000,000 BD-2 Warrants and 2,000,000 BD-3 Warrants to Midtown Partners, LLC, and the placement agent for the Series B Offering.  The BD-1 Warrants have an exercise price of $.07 per share and terminate on the fifth anniversary date of their issuance.  The BD-2 Warrants have an exercise price of $.07 per share and terminate on the fifth anniversary date of their issuance. The BD-3 Warrants have an exercise price of $0.07 per share and terminate on the fifth anniversary date of their issuance.

In connection with the issuance of the Series C Preferred Stock, on June 24, 2008 on December 19, 2008 we issued 2,500,000 BD-4 and 3,500,000 BD-5 Warrants to Midtown Partners, LLC, and the placement agent for the Series C Offering.  The BD-4 Warrants have an exercise price of $.07 per share and terminate on the fifth anniversary date of their issuance. The BD-5 Warrants have an exercise price of $0.10 per share and terminate on the seventh anniversary date of their issuance.

In connection with the issuance of the Senior Note, we issued 6,816,816 BD-6 Warrants to Midtown Partners, LLC, the placement agent for the securing the Senior Secured Promissory Note..  The BD-6 Warrants have an exercise price of $.05 per share and terminate on the seventh anniversary date of their issuance.

The BD-1, BD-2, BD-3, BD-4, BD-5 and the BD-6 Warrants (collectively the "BD Warrants") were and are exercisable immediately provided that such exercise does not result in the holders beneficially owning more than 4.99% of our outstanding shares of common stock. The percentage ownership limitation provisions of the Warrants can be waived by the holder at the holder's election, upon not less than 61 days' prior notice to the Company to change the ownership limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of any or all of the BD Warrants. Upon such a change by a holder, the ownership limitation may not be further waived.

We have agreed to register all of the shares that are issuable upon conversion of the Series B and Series C and on the shares issuable upon the exercise of the Series 1, 2, 3, and 4 Warrants and all of the BD Warrants..

Options

At January 31, 2009, there were outstanding options exercisable to purchase shares of common stock, as follows:

Name (1)	Date Granted	Exercise Price	Date of Expiration	Number of Shares
Phillip O Hamilton	December 17, 2008	$0.05	December 16, 2015	68,168,164

(1) The Option shall vest and become exercisable upon the satisfaction in full payment (inclusive of all principal, interest and penalties) of the $6,000,000 loan made to the Company by Debt Opportunity Fund, LLP.  The Company grants the right to purchase all or a part of an aggregate of 68,168,164 shares of Common Stock subject to the vesting terms stated above.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. This could adversely affect the prevailing market price and our ability to raise equity capital in the future. Subject to this Registration Statement being declared effective, all shares of common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares that may be sold or purchased by our "affiliates." Shares purchased by our affiliates will be subject to the volume and other limitations of Rule 144 of the Securities Act, or "Rule 144" described below. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the issuer. These shares will be subject to the volume and other limitations of Rule 144.

Under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares of common stock for at least six months, including the holding period of any prior owner who is not an affiliate, would be entitled to sell a number of the shares within any three-month period equal to the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock (if such common stock is traded on NASDAQ or another exchange) during the four calendar weeks preceding such sale. Under Rule 144, restricted shares are subject to manner of sale and notice requirements and requirements as to the availability of current public information concerning us.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by de Castro, P.C., San Diego, California.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

RBSM, LLP, Certified Public Accountants of McLean, Virginia, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements for the years ended April 30, 2008 and 2007 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Global Diversified Industries, Inc., Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at HTTP://WWW.SEC.GOV.

Index to Consolidated Financial Statements

		PAGE

Item 1	Consolidated Financial Statements for Fiscal Year Ending April 30, 2008	35
Item 2	Consolidated Financial Statements for Quarterly Period Ending October 31, 2008 (Unaudited)	59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

RBSM, LLP
Certified Public Accountants

REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Global Diversified Industries, Inc.
Chowchilla, California

We have audited the accompanying consolidated balance sheet of Global Diversified Industries, Inc., and its subsidiaries (the “Company”) as of April 30, 2008 and the related consolidated statements of losses, stockholders’ equity, and cash flows for each of the two years in the period ended April 30, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2008, and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note S, the Company has restated the consolidated balance sheet as of April 30, 2008 and the related consolidated statements of losses, stockholders’ equity, and cash flows for the year then ended.

/S/ RBSM LLP
RBSM LLP

New York, New York
August 13, 2008, except for Note A, Note J, and Note S as to which is date is October 23, 2008

GLOBAL DIVERSIFIED INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEET
APRIL 30, 2008
Restated

ASSETS:
Current assets:
Cash and cash equivalents	$53,193
Accounts receivable, net of allowance for doubtful accounts of $0 at April 30, 2008	386,040
Inventories (Note C)	2,357,378
Advance to employees	16,737
Prepaid expenses	246,196
Total current assets	3,059,544

Property, plant and equipment (Note D):
Property, plant and equipment, at cost	3,081,437
Less: accumulated depreciation	(1,291,771)
Total property, plant and equipment, net	1,789,666

Other assets:
Inventories (Note C)	895,929
Deposit and other assets	113,614
Intangible assets, net of accumulated amortization of $ 284,170 at April 30, 2008 (Note B)	901,670
Total other assets	1,911,213

Total Assets	$6,760,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note F)	$493,156
Notes payable to related parties, current portion (Note H)	5,500
Notes payable, current portion (Note H)	22,384
Dividend payable	69,686
Total current liabilities	590,726

Long-term liabilities:
Notes payable, long term portion, net of debt discount (Note H)	246,710

Total long-term liabilities	246,710

Commitment and contingencies (Note Q)	-

Convertible Redeemable Preferred Stock, Series B, par value $.001 per share; 3,500,000 share authorized ; 3,484,294 shares issued and outstanding at April 30, 2008 (Note J)	3,484,294
Unamortized Discount on Preferred Stock	(3,483,900)
Net Preferred Stock	394

Stockholders' Equity:

Convertible Redeemable Preferred Stock, Series A, par value $.001 per share; 10,000,000 share authorized ; no shares issued and outstanding at April 30, 2008
Common stock, par value $.001 per share; 2,750,000,000 shares authorized; 15,369,885 shares issued and outstanding at April 30, 2008 (Note K)	15,370
Additional paid-in capital	11,783,165
Treasury stock	(50)
Accumulated deficit	(5,875,892)
Total stockholders' equity	5,922,593

Total liabilities and stockholders' equity	$6,760,423

GLOBAL DIVERSIFIED INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF LOSSES
FOR THE YEARS ENDED APRIL 30, 2008 AND 2007

	2008 Restated	2007
Revenue	$5,701,556	$6,639,359
Impairment of inventories (Note C)		850,000
Cost of goods sold	5,665,277	4,778,114
Gross profit	36,279	1,011,245

Operating expenses:
Selling, general and administrative expenses	1,228,362	1,963,798
Depreciation and amortization (Notes B and D)	345,840	318,031
Total operating expense	1,574,202	2,281,829

Loss from operations	(1,537,923)	(1,270,584)

Other income (expense):
Interest (expense), net	(353,892)	(446,137)

Loss before provision for income taxes and discontinued operations	(1,891,815)	(1,716,721)

Income taxes benefit (provision)	(96,000)	74,200

Loss from continuing operations before discontinued operations	(1,987,815)	(1,642,521)

Loss from discontinued operations (Note E)	-	(29,543)
Gain from disposal of discontinued operations (Note E)	-	328,286
Net loss	(1,987,815)	(1,343,778)

Preferred Dividends
Contractual	(69,686)	-
Amortization of preferred stock discount	(394)	-
Total preferred stock dividends	70,080

Net loss attributable to common shareholders	(2,057,895)	(1,343,778)

(Losses) per common share (Note P):
Basic and diluted earnings per share	$(0.21)	$(0.17)
Weighted average shares outstanding for computation:
Basic and diluted	9,774,281	7,970,132

See accompanying notes to consolidated financial statements

GLOBAL DIVERSIFIED INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE TWO YEARS ENDED APRIL 30, 2008
Restated

			Preferred			Additional	Common
	Series A preferred stock		Stock	Common stock		Paid in	Stock	Treasury	Accumulated
	Shares	Amount	Subscription	Shares	Amount	Capital	Subscription	Stock	Deficit	Total
Balance, May 1, 2006	666,666	$667	$733,374	7,472,374	$7,472	$5,465,308	$1,596,939	$(50)	$(2,544,299)	$5,259,411
Common stock issued for services rendered	-	-	-	216,448	217	173,608	-	-	-	173,825
Common stock issued in exchange for stock subscribed	-	-	-	504,972	505	879,834	(880,339)	-	-	-
Common stock subscribed in exchange for notes payable	-	-	-	-	-	-	200,000	-	-	200,000
Common stock issued in exchange for preferred stock	(333,333)	(333)	-	166,667	167	166	-	-	-	-
Preferred stock issued in exchange for in exchange for accrued interest	79,759	79	-	-	-	53,369	-	-	-	53,448
Net loss	-	-	-	-	-	-	-	-	(1,343,778)	(1,343,778)
Balance, April 30, 2007	413,092	413	733,374	8,360,461	8,361	6,572,285	916,600	(50)	(3,888,077)	4,342,906
Common stock issued in exchange for services rendered	-	-	-	100,000	100	17,900	-	-	-	18,000
Common stock issued in exchange for accrued expenses	-	-	-	290,960	291	86,997	-	-	-	87,288
Sale of common stock	-	-	-	791,665	792	249,208	-	-	-	250,000
Common stock issued in exchange for stock subscribed	-	-	-	3,536,919	3,536	896,464	(900,000)	-	-	-
Series A preferred stock issued in exchange for stock subscribed	8,333,332	8,333	(733,374)	-	-	725,041	-	-	-	-
Conversion of Series A to common stock	(8,746,424)	(8,746)		2,289,880	2,290	6,456	-			-
Cancellation of common stock subscription	-	-	-	-	-	16,600	(16,600)	-	-	-

Beneficial conversion feature relating to the issuance of Series B Redeemable Preferred Stock	-	-	-			1,009,984	-	-	-	1,006,984

Relative fair value of investor warrants issued in connection with Series B Redeemable Preferred Stock						1,590,177				1,590,177
Fair value of broker-dealer warrants issued in connection with Series B Redeemable Preferred Stock						682,133				682,133
	-	-	-	-			-	-	-
Series B preferred stock dividend	-	-	-	-	-	(70,080)	-	-		(70,080)
Net loss	-	-	-	-	-	-	-	-	(1,987,815)	(1,987,815)
Balance, April 30, 2008	-	$-	$-	15,369,885	$15,370	$11,783,165	$-	$(50)	$(5,875,892)	$5,922,593)

See accompanying notes to consolidated financial statements

GLOBAL DIVERSIFIED INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED APRIL 30, 2008 AND 2007

	2008 Restated	2007
Cash flows from operating activities:
Net income (loss)	$(1,987,815)	$(1,343,778)
Add (deduct):
Loss from discontinued operations		29,543
Gain from disposal of discontinued operations		(328,286)
Income (loss) from continuing operations	(1,987,815)	(1,642,521)
Adjustment to reconcile net income (loss) to net cash used in operating activities:
Loss from impairment of inventory		850,000
Deferred taxes	96,000	(75,000)
Depreciation and amortization	345,840	318,031
Common stock issued in exchange for services rendered	18,000	170,825
Common stock issued to employees for compensation		3,000
Common stock issued in exchange for rent	87,282	-
Amortization of debt discount	19,380	80,846
Change in assets and liabilities:
(Increase)/decrease in accounts receivable	296,322	2,294,079
(Increase) in inventory	(279,767)	(758,786)
(Increase) in prepaid expense and others	(82,310)	(164,798)
(Increase)/decrease in employee advances	(14,992)	(1,745)
(Decrease) in accounts payable and accrued expenses	(705,240)	417,021
(Decrease) in deferred revenue	-	-
Net cash provided by (used in) continued operations	(2,207,300)	1,490,952
Net cash provided by (used in) discontinued operations	-	78,082
Net cash provided by (used in) operating activities:	(2,207,300)	1,569,034

Cash flows from investing activities:
Cash received in connection with disposition of MBS	-	1,000
Capital expenditure, net	(28,950)	(628,865)
Net cash (used in) investing activities	(28,950)	(627,865)

Cash flows from financing activities:
Proceeds from sale of common stock and stock subscription	250,000	-
Proceeds from sale of series b preferred stock	2,000,000	-
Proceeds from (repayments of) notes payable, net	(702,626)	(1,252,700)
Proceeds from note payable to related parties, net of repayments	435,500	111,000
Net cash provided by (used in) financing activities	1,932,874	(1,141,700)

Net increase (decrease) in cash and cash equivalents	(303,376)	(200,531)
Cash and cash equivalents at beginning of year	356,569	557,100
Cash and cash equivalents at end of year	$53,193	$356,569
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$236,399	$247,331
Cash paid during the period for income taxes	3,200	800
Common stock issued for services	18,000	170,825
Common stock issued to employees for compensation		3,000
Common stock subscribed in exchange for conversion of note payable	700,000	200,000
Common stock issued in exchange for factory rent	87,288	-
Series A Preferred Stock issued in exchange for accrued interest		53,449
Series B Preferred Stock issued in exchange for notes payable	1,484,294	-
Amortization and write off of debt discount – beneficial conversion feature	19,380	80,846

See accompanying notes to consolidated financial statements

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Global Diversified Industries, Inc. (the “Company”), is incorporated under the laws of the State of Nevada, and is in the business of designing, manufacturing and marketing re-locatable modular structures such as classrooms and office buildings to end users as well as to third party leasing agents for use primarily within the state of California and other Western States.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Lutrex Enterprises, Inc. (“Lutrex”) and Global Modular, Inc. (“Global Modular”). All significant intercompany balances and transactions have been eliminated in consolidation.

The Company sold its MBS subsidiary in October 2006. The MBS business segment is accounted for as discontinued operations, and accordingly, amounts in the financial statements, and related notes for all periods shown have been restated to reflect discontinued operations accounting. Summarized results of the discontinued business and information relating to the sale of this subsidiary are further described in Note E.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid investments purchased with a maturity date of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market determined by the first-in, first-out method. Inventories consist primarily of modular buildings and raw materials for modular structures (Note C).

Property and Equipment

Property and equipment are recorded on the basis of cost.  For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives (Note D).

Impairment of Long Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

For revenue from product/contract sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”).  SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.  There were no deferred revenues at April 30, 2007.  SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectability is reasonably assured and title and risk of ownership is passed to the customer, which is usually upon shipment.  However, in limited circumstances, certain customers traditionally have requested to take title and risk of ownership prior to shipment.  Revenue for these transactions is recognized only when:

(1) Title and risk of ownership have passed to the customer;
(2) The Company has obtained a written fixed purchase commitment;
(3) The customer has requested in writing the transaction be on a bill and hold basis;
(4) The customer has provided a delivery schedule;
(5) All performance obligations related to the sale have been completed;
(6) The modular unit has been processed to the customer’s specifications, accepted by the customer and made ready for shipment; and
(7) The modular unit is segregated and is not available to fill other orders.

The remittance terms for these “bill and hold” transactions are consistent with all other sales by the Company.

In fiscal 2007 and 2008, the Company entered into several fixed-price arrangements whereby the Company is to construct and install several modular units for customers. Revenue from these construction-type fixed-price contracts is recognized in accordance with SOP No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", on the basis of the estimated percentage of completion.

Under the percentage-of-completion method, progress toward completion is measured by the ratio of costs incurred to total estimated costs. Revenue and gross profit may be adjusted prospectively for revisions in estimated total contract costs. If the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is recorded in the period in which it becomes evident. The total estimated loss includes all costs allocable to the specific contract. Each construction contract is reviewed individually to determine the appropriate basis of recognizing revenue. Revisions to the estimates at completion are reflected in results of operations as a change in accounting estimate in the period in which the facts that give rise to the revision become known by management.

Currently, there are no warranties provided with the purchase of the Company’s products. The cost of replacing defective products and product returns have been immaterial and within management’s expectations.  In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred.  Advertising costs as of April 30, 2008 and 2007 are $4,614 and $5,270, respectively.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs.”  Under SFAS 2, all research and development costs must be charged to expense as incurred.  Accordingly, internal research and development costs are expensed as incurred.  Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved.  Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.  The Company incurred no expenditures on research and product development for the year ended April 30, 2008 and 2007.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, “Accounting for Income Taxes”.  Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

Stock Based Compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective transition method. Under this transition method, stock-based compensation expense is recognized in the consolidated financial statements for granted, modified, or settled stock options. Compensation expense recognized included the estimated expense for stock options granted on and subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R, and the estimated expense for the portion vesting in the period for options granted prior to, but not vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Results for prior periods have not been restated, as provided for under the modified-prospective method.

The Company has no awards of stock-based employee compensation issued or outstanding at April 30, 2008.

Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.  SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance.  The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, bad debts, excess inventory, impairment of intangible assets, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that the Company believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables.  The Company places its cash and temporary cash investments with credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $0 at April 30, 2008.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”. SFAS No. 130 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities.

Net Earnings (Losses) Per Common Share

The Company computes earnings per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (“SFAS 128”). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method).

Reverse Stock Split

On May 21, 2008, the Company affected a one-to-twenty reverse stock split of our common stock.  We did not reduce the number of shares we are authorized to issue or change the par value of the common stock.  All references to share value in these consolidated financial statements have been restated to reflect this split.

Reclassifications

Certain reclassifications have been made to conform to prior periods’ data to the current presentation.  These reclassifications had no effect on reported losses.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company includes fair value information in the notes to consolidated financial statements when the fair value of its financial instruments is materially different from the book value. The carrying value of the Company’s cash and cash equivalents, short-term debt securities held to maturity, time deposits, receivables, other current assets, accounts payable, and accrued liabilities, included in the accompanying balance sheets, approximate the estimated fair value of those instruments because of their short-term nature. The fair value of the notes payable to banks based on the interest rates currently available for borrowings with similar terms and maturities approximates the carrying amount of those borrowings.

New Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“Statement 141(R)”) and Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“Statement 160”). Statements 141(R) and 160 require most identifiable assets, liabilities, noncontrolling interests and goodwill acquired in a business combination to be recorded at “full fair value” and require noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity.  Both statements are effective for fiscal years beginning after December 15, 2008.  Statement 141(R) will be applied to business combinations occurring after the effective date.  Statement 160 will be applied prospectively to all noncontrolling interests, including any that arose before the effective date.  The Company does not expect the adoption of Statements 141(R) and 160 will have a material impact, if any, on the Company’s financial position or results of operations.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

In February 2008, the FASB issued a FASB Staff Position (FSP) on Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (FSP FAS 140-3). This FSP addresses the issue of whether the transfer of financial assets and the repurchase financing transactions should be viewed as two separate transactions or as one linked transaction. The FSP includes a rebuttable presumption that the two transactions are linked unless the presumption can be overcome by meeting certain criteria. The FSP will be effective for fiscal years beginning after November 15, 2008 and will apply only to original transfers made after that date; early adoption will not be allowed. The Company does not expect the adoption of FSP FAS 140-3 to have a material impact, if any, on its consolidated financial statements.

In March 2008, the Financial Accounting Standards Board (FASB) issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (SFAS 161).  The SFAS 161 requires companies to provide enhanced disclosures regarding derivative instruments and hedging activities and requires companies to better convey the purpose of derivative use in terms of the risks they intend to manage. Disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a company’s financial position, financial performance, and cash flows are required. This Statement retains the same scope as SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and is effective for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect the adoption of SFAS No. 161 to have a material impact, if any, on its consolidated financial statements.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The Company is currently evaluating the impact, if any, that FSP 142-3 will have on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not currently expect the adoption of SFAS 162 to have a material effect on its consolidated results of operations and financial condition.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company currently believes the adoption of FSP APB 14-1 will not have a material effect on its consolidated results of operations and financial condition.

EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock” will become effective for the Company on May 1, 2009.  The Company’s warrants related to its Series B and C Preferred Stock both have reset provisions to the exercise price if the Company issues equity at a price less than the exercise prices.  Upon the effective date, the provisions of this EITF will require a reclassification to liability based on the reset feature of the warrant agreements if the Company sells equity at a price below the exercise price of the warrants.

NOTE B- ACQUISITION OF INTANGIBLE ASSETS

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment.  On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.
On March 11, 2005, the Company acquired certain intellectual properties from Impact Modular Leasing (“Impact”) through an Asset Purchase Agreement (“Agreement”). Impact had acquired the assets from a bankruptcy auction of Aurora Modular Industries, Inc.  As consideration, the Company issued to Impact a secured promissory note (the “Note”) for Five Hundred Thousand Dollars ($500,000) bearing interest at five (5) percent per annum.  The total purchase price was allocated to the assets acquired as follows:

Trade name	$350,000
Building engineering and architectural plans	150,000
Total	$500,000

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE B- ACQUISITION OF INTANGIBLE ASSETS (Continued)

The trade name acquired is considered to have an undeterminable life, and as such will not be amortized. Instead, the trade name is tested annually for impairment, with any impairment charged against earnings in the Company’s consolidated statement of earnings. An independent appraiser assessed the value of the trade name acquired and determined that the fair value of the trade name exceeded its recorded book value at April 30, 2005. The building engineering and architectural plans acquired have estimated useful lives of ten years.

The Company has adopted  SFAS No. 142,  Goodwill  and Other  Intangible  Assets, whereby the Company  periodically test its intangible assets for impairment.  On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment,  and write-downs will be included in results from operations.  There was no impairment of acquired intangibles as of April 30, 2008.

Total identifiable intangible assets acquired and their carrying value at April 30, 2008 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable Intangible Assets:
Building engineering and architectural plans	$835,840	$(284,170)	$551,670	$-	10.0
Total Amortized Identifiable Intangible Assets	835,840	(284,170)	551,670	-	10.0
Unamortized Identifiable Intangible Assets:
Trade Name	350,000	-	350,000	350,000	-
Total Amortized Identifiable Intangible Assets	350,000	-	350,000	350,000	-
Total	$1,185,840	$(284,170)	$901,670	$350,000	10.0

Total amortization expense charged to operations for the year ended April 30, 2008 and 2007 were $87,870 and $81,564, respectively.  The Company wrote off accumulated amortization in the amount of $16,219 in connection with disposition of MBS (Note E) during the year ended April 30, 2007.

Estimated amortization expense as of April 30, 2008 is as follows:

2009	$87,870
2010	87,870
2011	87,870
2012	87,870
2013 and after	200,190
Total	$551,670

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE C - INVENTORIES

Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.   The Company regularly reviews the period over which its inventories will be converted to sales. Any inventories expected to convert to sales beyond 12 months from the balance sheet date are classified as non-current. Components of inventories as of April 30, 2008 are as follows:

Current Inventories

Finished Goods	$108,856
Work in Progress	493,994
Raw Materials	1,754,528
Total current inventories	$2,357,378

Long Term Inventories

Refurbished Bldgs	$193,000
Raw Materials	$702,929
Total long term inventories	$895,929

The Company periodically reviews the carrying value of inventories and non-cancelable purchase commitments by reviewing revenue forecasts, material usage requirements, and the engineering design changes. These forecasts of changes in design, future sales, and pricing are estimates. The Company may record charges to write down inventories based on these reviews and forecasts. If there is change in demand, additional write downs of inventories may be required which will negatively impact gross margins. Inventory impairment charges are considered to permanently establish a new cost basis for inventory and are not subsequently reversed to income even if circumstances later suggest that increased carrying amounts are recoverable, except when the associated inventory is disposed of or sold.

During the year ended April 30, 2007, the Company identified and marked down several groups of raw materials left over from special ordered buildings, which cannot be used in the Company’s standard buildings, together with raw materials that can only be used in MBS construction designs (Note E), as the utility of the underlying inventories was deemed to be impaired. The Company recorded inventory impairment charges in the amount of $850,000 during the year ended April 30, 2007, which reduced the gross profit by the corresponding amount.

NOTE D - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at April 30, 2008 consists of the following:

Plant Equipment	$2,106,816
Furniture and Fixture	2,933
Building and Leasehold Improvement	971,688
Total	3,081,437
Accumulated Depreciation	(1,291,771)
$1,789,666

Depreciation expense included as a charge to income amounted to $257,970 and $236,467 for the year ended April 30, 2008 and 2007, respectively. The Company wrote off accumulated depreciation in the amount of $5,443 in connection with disposition of MBS (Note E) during the year ended April 30, 2007.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE E - DIVESTITURES AND DISCONTINUED OPERATIONS

In October 2006, the Company sold one of its subsidiaries, MBS Construction, Inc. ("MBS") to Paragon Modular, Inc ("PMI") through a Stock Purchase Agreement ("Purchase Agreement"). Pursuant to the Purchase Agreement, PMI acquired certain assets and assumed certain liabilities of MBS and agreed to pay $1,000 in cash. As a result of the sale of the MBS business segment, the Company accounted for the segment as a discontinued operation, and accordingly, the amounts in the financial statements and related notes for all period presented have been restated to reflect discontinued operations accounting.

The following summarizes the disposition of the MBS business segment:

Cash consideration	$1,000
Debts assumed by PMI	372,819
Net assets disposed of	(45,533)

Net gain on disposal of MBS	$328,286

The financial statements reflect the operating results and balance sheet items of the discontinued operations separately from continuing operations. Prior years have been restated. Operating results for the MBS discontinued operations for the year ended April 30, 2008 and 2007 were:

	2008	2007
Revenues	$-	$-
Costs and Expenses	-	29,543

Net loss before tax	-	(29,543)
Income tax provision (benefit)	-	-

Net loss	-	(29,543)

Net gain on sale of MBS, before tax	-	328,286
Income tax provision (benefit)	-	-

Gain on sale, net of tax	-	328,286

Gain on discontinued operations, net of tax	$-	$298,743

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE F – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at April 30, 2008 are as follows:

Accounts payable	$104,608
Accrued State Income Tax Payable	15,727
Accrued Expenses related to Hidden Valley Lawsuit	207,715
Accrued Property taxes	49,384
Accrued payroll and payroll taxes	21,545
Other accrued expenses	94,625
Total	$493,604

NOTE G - ECONOMIC DEPENDENCY

During the year ended April 30, 2008, approximately $ 4,107,777 or 72%, of total revenues were derived from three (3) major customers and $292,746  (76%) of the total  accounts  receivable  at April  30,  2008  were  due  from two (2)  major customers.

During the year ended April 30, 2007, approximately $3,126,257, or 47%, of total revenues were derived from four (4) major customers and $438,288 (64%) of the total accounts receivable at April 30, 2007 were due from four (4) major customers.

NOTE H – NOTES PAYABLE

A summary of notes payable at April 30, 2008 is as follows:

Note payable to Company shareholders in monthly installments of interest only at 8.0% per annum; unsecured; maturity dated August 1, 2008	5,500

Note payable in 24 monthly installments beginning March 15, 2006; unsecured; maturity date is March 2008.	22,547

Note payable in five annual payments beginning December 31, 2006, with interest payable monthly at 10% per annum. Lender has an option at the end of each twelve months (“anniversary date”) to receive restricted shares of the Company’s common stock in lieu of the annual cash payment of $100,000. The conversion price is equal to 75% of the closing price for the day that is twelve months prior to each anniversary date. The minimum conversion price shall be $0.05 per share. (c)	246,710

Note payable revolving agreement secured by receivable and property with interest and administrative fees payable monthly; interest rate is at 2.75% per annum over and above the Prime Rate or Deemed Prime Rate whichever is higher; maturity date is on November 1, 2007. Maximum borrowing capacity of $3,000,000.	(163)
274,594
Less: current portion	(27,884)
Total - notes payable – long term	$246,710

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE H – NOTES PAYABLE (Continued)

 (c) The Company granted the noteholder an option to receive restricted shares of the Company’s common stock in lieu of the annual cash payment of $100,000 at the end of each twelve months (“anniversary date”).  The conversion price is equal to 75% of the closing price for the day that is twelve months prior to each anniversary date. The minimum conversion price shall be $0.05 per share.  The Company has sufficient authorized and unissued shares available to settle the debt, and has reserved 10 million shares of common stock to settle the debt in the event that the noteholder converts at the minimum conversion price of $0.05 per share.  The Company accounted for the convertible in accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), and recognized an imbedded beneficial conversion feature present in the convertible note. The Company recognized and measured an aggregate of $166,667 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the convertible note. The debt discount attributed to the beneficial conversion feature is amortized over the maturity period (five years) as interest expense.  In October 31, 2006, the noteholder agreed to convert $200,000 of principal into 2,353,356 shares of the Company's common stock (Note J). These shares were issued in September 2007. The Company wrote off the unamortized debt discount in connection with the converted portion of principal, and non-cash interest expense of $54,900 was charged to operations in connection with the conversion of notes. Total non-cash interest expense the Company charged to operations in connection with amortization and write-off of debt discount attributed to the beneficial conversion feature amounted $19,380 and $80,846 for the year ended April 30, 2008 and 2007, respectively.

NOTE I - RELATED PARTY TRANSACTIONS

Effective October 16, 2007, Duane Hamilton, the son of the Company’s CEO became a Director and officer of a leasing company which the Company has borrowed money from and conducted business with historically.

Effective February 15, 2008, the Company issued 6,833,340 shares of Convertible Series A preferred stock related to a past subscription payable.   Effective March 11, 2008, the 6,833,340 shares of Convertible Series A were converted into 1,708,333 shares of common stock.

Effective February 15, 2008, the Company issued 3,360,417 shares of common stock to two related parties related to a past subscription payable balance.

NOTE J – CONVERTIBLE REDEEMABLE PREFERRED STOCK

In February 2008, the Board of Directors authorized the issuance of up to 3,500,000 shares of Series B 12% convertible voting preferred stock (“Series B”) having a stated value of $1.00 per share. The Series B shares are convertible at any time, at the option of the holder, into the Company’s common stock at an initial conversion rate determined by dividing the stated value of $1.00 by the initial conversion price of $0.005 (post stock split $0.10) per share. The conversion price is subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price or pays a stock dividend or otherwise makes a distribution payable in shares of common stock, with the exception of any shares issued upon conversion or payment of dividend on this issuance, or other similar events such as stock splits or common stock reclassifications.  The holders are entitled to receive a cumulative 12% dividend based on the stated value of $1.00 per share, payable on the calendar quarter in cash.

Upon any liquidation, dissolution or winding-up of the Company, the Series B shareholders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each Series B share before any distribution or payment shall be made to the holders of any other securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Series B shareholders shall be ratably distributed among the Series B shareholders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation value as of April 30, 2008 was $3,484,294 plus accrued dividends of $77,895.

In February 2008, the Company issued 2,000,000 Series B shares at $1.00 per share to accredited investors in a private placement. The Company received $2,000,000 less issuance costs totaling $202,000. Net cash proceeds at April 30, 2008 were $1,798,000. Additionally, in February 2008, the Company issued 1,484,294 Series B shares at $1.00 per share in exchange for existing convertible debentures.

Under the terms of the Series B Stock Certificate of Designation, the holders have a right, at any time after the second year anniversary and upon providing written notice to the Company (a “Put Notice”), to force the Company to redeem all or part of the shares of Series B Convertible Preferred Stock held by such Holders at a cash redemption price per share equal to 100% of the then outstanding Stated Value of the Series B Convertible Preferred Stock, plus all accrued and unpaid dividend thereon, plus all other amounts, costs, expenses and liquidated damages due in  respect of the Series B Convertible Preferred Stock (the “Put Redemption Amount”).

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

As a result of this obligation, the Company has determined the Series B shares includes redemption features that have the potential to be outside the control of the Company, and accordingly, the Company has classified the Series B shares outside of shareholders’ equity in accordance with Emerging Issues Task Force (“EITF”) Topic D-98, Classification and Measurement of Redeemable Securities (“EITF Topic D-98”). In accordance with EITF Topic D-98, the fair value allocated to the Preferred Stock at the date of issuance was recorded outside of common shareholders’ equity in the accompanying consolidated balance sheet.

 In connection with the February 22, 2008 issuance of the Series B Preferred Stock, the Company entered into a registration rights agreement with the purchasers of the Series B shares, which requires the Company to obtain an effective registration statement with the SEC covering the sale of the common stock issuable upon conversion of the Series B shares on or before 150 calendar days. If the Company is unable to do so, the Company will have to pay liquidated damages in cash to the holders of the Series B shares.  The amount of damages that may be due is one and a one-half percent of the stated value of 12% Preferred Stock per month; provided, however, that in no event shall the aggregate amount paid exceed nine percent of the stated value. The Company is in default of this requirement but has obtained a waiver on this provision from the holders.  In accordance with SFAS 5, “Accounting for Contingencies,” no penalty accrual has been made as management has concluded that none will be payable.

The Company, after the effective date of the registration, and with certain market conditions, can force redemption of the Series B 12% Convertible Preferred Stock.

In connection with the Convertible Redeemable Series B Preferred Stock issuance dated February 22, 2008, the Company entered into a Security Agreement whereby the holder or holders of the Company’s Series B Convertible Preferred Stock have a security interest in substantially all of the Company’s tangible and intangible assets.

As additional consideration for the purchase of the Series B shares, the Company granted to the holders of the Series B shares a) warrants entitling it to purchase 34,842,940 common shares of the Company’s common stock at the price of $0.20 per share expiring five years from issuance and b) warrants entitling it to purchase 34,842,940 common shares of the Company at a price of $0.40 per share expiring seven years from issuance.  The warrants are covered under the registration rights agreement. As further discussed in Note S to these consolidated financial statements, the Company’s original accounting for the warrants and the related preferred stock classified the warrants as liabilities and recorded their estimated fair value at date of issue to be $7,760,305 using the Black-Scholes formula assuming no dividends, a risk-free interest rate of 2.81% to 3.26%, expected volatility of 115.06%, and expected warrant life of five to seven years.

In addition, the Company issued to broker/dealers a) warrants entitling it to purchase 2,000,000 common shares of the Company’s common stock at the price of $0.10 per share expiring five years from issuance; b) warrants entitling it to purchase 2,000,000 common shares of the Company at a price of $0.20 per share expiring five years from issuance and c) warrants entitling it to purchase 2,000,000 common shares of the Company’s common stock at the price of $0.40 per share expiring seven years from issuance.  The warrants are covered under the registration rights agreement. The Company estimated the fair value at date of issue of the stock purchase warrants issued in connection with the issuance of the Series B preferred stock to be $682,133 using the Black-Scholes formula assuming no dividends, a risk-free interest rate of 2.81% to 3.26%, expected volatility of 115.06%, and expected warrant life of five to seven years.

The Company has now determined that the warrants issued in connection with the Series B Preferred Stock meet the applicable exceptions in EITF 00-19 for treatment as equity instruments and the Company has restated their 2008 financial statements.   The resulting discount is being accreted over the two-year period until the mandatory redemption of the preferred stock.  After the accretion of the discount, the Series B Preferred Stock had a carrying value of $394 at April 30, 2008.

See Note S to these consolidated financial statements.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE K – CAPITAL STOCK

On November 7, 2001 the Company's Board of Directors approved an increase in the Company's authorized common stock from 50,000,000 to 400,000,000 with a par value of $.001. The Company also created a Series A Preferred class of stock, $.001 par value, and authorized 10,000,000 shares.  On February 3, 2003, the Company’s Board of Directors approved to change the conversion right of the Series A Preferred Stock from a ratio of five common for one preferred share to ten common for one preferred share.  Effective February 21, 2008, the Registrant amended its Articles of Incorporation to (a) increase its authorized common stock from four hundred million (400,000,000) to two billion seven hundred thirty six million five hundred thousand (2,736,500,000) shares, (b) increase its authorized preferred stock from ten million (10,000,000) to thirteen million five hundred thousand (13,500,000) shares, (c) authorize blank check preferred stock and delegate the right to designate preferences and limitations for such preferred stock to the Board of Directors, and (d)  establish the designations, rights and preferences of the Series B Preferred Stock.

As of April 30, 2008 and 2007, the Company has issued and outstanding 0 and 413,092 shares of Series A Preferred Stock, respectively.  The Company has 15,369,887 and 8,360,461 shares of common stock issued and outstanding at April 30, 2008 and 2007, respectively.

On May 21, 2008, the Company affected a one-to-twenty stock split of our common stock.  We did not reduce the number of shares we are authorized to issue or change the par value of the common stock.  All references to share value in these consolidated financial statements have been restated to reflect this split.

During the year ended April 30, 2007, the Company issued 211,447 shares of common stock to consultants in exchange for $170,825 of services fees and 5,000 shares of common stock valued at $3,000 per the terms of an employment contact. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services are rendered. The Company also issued 472,222 shares of its commons stock, valued at $850,000 to a shareholder. These shares were accounted for in the prior year ending April 30, 2006, as common stock subscription payable. The Company also issued an aggregate of 32,750 shares of common stock in exchange for $30,339 of common stock subscribed during the year ended April 30, 2006.  Additionally, during the year ended April 30, 2007, a lender converted $200,000 of promissory note for 117,667 shares of common stock , which have not been issued as of April 30, 2007. The Company has accounted for the proceeds received as common stock subscription payable at April 30, 2007.

During the year ended April 30, 2007, at the request of a preferred stock shareholder the Company retired 333,333 shares of preferred stock in exchange for the Company issuing 166,667 shares of common stock. The Company also issued 79,759 shares of preferred stock, valued at $53,449 in lieu of payment for accrued interest due on promissory notes issued by the Company.

During the year ended April 30, 2008, the Company issued 100,000 shares of common stock to consultants for $18,000 of service fees and 290,960 shares of common stock in exchange for factory rent of $87,288.  All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.  The Company also issued 791,667 shares of stock, valued at $250,000 to a shareholder.    The Company also issued an aggregate of 3,536,919 shares of common stock in exchange for $900,000 of common stock subscribed.

During the year ended April 30, 2008, at the request of a preferred stock shareholder, the Company converted 8,746,424 shares of Preferred Series A stock to 2,289,880 shares of common stock.  The Company also issued 8,333,332 shares of Preferred Series A stock in exchange for $733,374 of Preferred Series A stock, subscribed.

NOTE L - EMPLOYEE STOCK INCENTIVE PLAN

In September 2001, the Board of Directors of the Company implemented an Employee Stock Incentive Plan (“2001 Stock Option Plan”) for officers, employees and certain non-employees (collectively referred to as "Employees") in an amount equal to 15,000,000 shares of common stock. The 2001 Stock Option Plan provides for the issuance of stock options exercisable at fifty percent (50%) of the fair market value of the common stock on the date of exercise. For an employee holding greater than ten percent (10%) of the total voting power of all stock of the Company, the exercise price of an incentive stock option shall be at least one hundred and ten percent (110%) of the fair market value of the common stock on the date of the grant of the option. The maximum life of the options is ten years from the date the stock options are granted.

In February 2004, the Board of Directors of the Company implemented another Employee Stock Incentive Plan (“2004 Stock Option Plan”) for officers, employees and certain non-employees (collectively referred to as "Employees") in an amount equal to 2,000,000 shares of common stock. The 2004 Stock Option Plan provides for the issuance of stock options at an exercise price of $0.05 per share (or 110% of the fair market value of the common stock on the date of the grant of the option, for employees holding greater than ten percent (10%) of the total voting power of all stock of the Company). The maximum life of the options is ten years from the date the stock options are granted.

During the year ended April 30, 2005, the Company granted an aggregate of 986,840 options to Employees pursuant to 2001 Stock Option Plan, and all options were exercised on the grant date (Note J). There are no employee stock options outstanding at April 30, 2008.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE M – NON-EMPLOYEE STOCK OPTIONS AND WARRANTS

Non-Compensatory Stock Options

Transactions involving options are summarized as follows

	Number of Shares	Weighted Average Price Per Share
Outstanding at April 30, 2006	200,000	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	(200,000)	1.00
Outstanding at April 30, 2007	-	-
Outstanding at April 30, 2008	-	$-

During the year ended April 30, 2008 and 2007, the Company did not grant any compensatory stock options to consultants or shareholders, and all previously granted stock options were fully vested at the time the stock options were granted. Accordingly, no compensation costs were charged to operations during the year ended April 30, 2008 and 2007. All previously granted stock options expired as of April 30, 2007.

Non-Compensatory Warrants

The following table summarizes the changes in non-compensatory warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company.

Warrants Outstanding				Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.10	2,000,000	4.70	$0.10	2,000,000	$0.10
$0.20	36,842,940	4.70	$0.20	36,842,940	$0.20
$0.40	36,842,940	6.30	$0.40	36,842,940	$0.40
	75,685,880		$0.29	75,685,880	$0.29

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE N – NON-EMPLOYEE STOCK OPTIONS AND WARRANTS (Continued)

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at May 1, 2006	75,000	$0.60
Granted	-
Exercised	-
Canceled or expired	(37,500)	0.60
Outstanding at April 30, 2007	37,500	$0.60
Granted	75,685,880	0.29
Exercised	-	-
Canceled or expired	(37,500)	0.60
Outstanding at April 30, 2008	75,685,880	$0.29

The Company granted 750,000 of warrants during the year ended April 30, 2003 in connection with acquisition of MBS in February 2003.  The warrants granted have an original expiration date on January 31, 2004, 750,000 of the warrants were extended to and expired on July 31, 2006, and the remaining 750,000 warrants were extended to January 31, 2009.

The Company granted 75,685,880 warrants during the year ended April 30, 2008 in connection with a funding by Vicis Capital Master Fund in February 2008.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE O- INCOME TAXES

Deferred income taxes result from the temporary differences arising from the use of accelerated depreciation methods for income tax purposes and the straight-line method for financial statement purposes, from differences in the timing of recognition of the state income tax provision for book and tax reporting purposes, and an accumulation of Net Operating Loss carryforwards for income tax purposes with a valuation allowance against the carryforwards for book purposes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Included in deferred tax assets are Federal and State net operating loss carryforwards of approximately $8,500,000 which will expire within 2028.. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon our cumulative losses through April 30, 2008, we have provided a valuation allowance reducing the net realizable benefits of these deductible differences to $ 0 at April 30, 2008.  The amount of the deferred tax asset considered realizable could change in the near term if projected future taxable income is realized.  Due to significant changes in the Company's ownership, the Company's future use of its existing net operating losses may be limited.

The income tax provision (benefit) for the years ended April 30, 2008 and  2007 consists of the following:

	April 30, 2008	April 30, 2007
Continuing Operations
Current
Federal	$--	$--
State	--	800
	--	800

Deferred
Federal	75,000	(69,000)
State	21,000	(16,000)
	96,000	(85,000)

	96,000	$(84,200)

Discontinued Operations
Federal	--	10,000
State	--	--
	--	10,000

Total	$96,000	$(74,200)

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE O - INCOME TAXES (Continued)

A reconciliation between the actual income tax expense and income taxes computed by applying the statutory Federal and state income tax rates to income from continuing operations before income taxes is as follows:

	Year Ended April 30, 2008	Year Ended April 30, 2007
Computed “expected” income tax expense at approximately 34%	$(386,000)	$(470,000)

Increase (decrease) in NOL carryforwards	386,000	444,000

Discretionary change in valuation allowances of deferred income taxes	90,000	(48,000)

Various other	6,000	(200)

	$96,000	$(74,200)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities are as follows:

	April 30, 2008	April 30, 2007
Deferred tax assets:
Federal and state net operating loss	$1,586,000	$1,132,000
Allowance and accruals not recognized for income tax purposes	-	-
Total gross deferred tax assets	1,586,000	1,132,000
Less : Valuation allowance	(1,498,000)	(954,000)
Net deferred tax assets	$88,000	$178,000

Deferred tax liabilities:

Total gross deferred tax liabilities:
Depreciation and amortization, net	(88,000)	(80,000)
Deferred state tax liability	-	(2,000)
Total net deferred tax liabilities	$-	$(82,000)

These amounts have been presented in the consolidated balance sheets as follows:

	April 30, 2008	April 30, 2007
Current deferred tax asset	$-	$-
Non current deferred tax asset	-	96,000
Non current deferred tax liability	-	-
Total net deferred tax asset	$-	$96,000

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE P - EARNINGS (LOSS) PER SHARE

Basic and fully diluted earnings (losses) per share are calculated by dividing net income (loss) available to common shareholders by the weighted average of common shares outstanding during the year.  The following table sets forth the computation of basic and diluted earnings (losses) per share:

	2008	2007
Net income (loss) available to common stockholders	$(2,057,895)	$(1,343,778)
Earnings (losses) per share:
Basic and diluted earnings per share	$(0.21)	$(0.17)
Weighted average number of common shares outstanding for computation:
Basic and diluted	9,774,281	7,970,132

For the years ended April 30, 2008, 75,685,880 potential shares were excluded from shares used to calculate diluted losses per share as their inclusion would reduce net losses per share.

NOTE Q - COMMITMENTS AND CONTINGENCIES

Consulting Agreement

The Company has various consulting agreements with outside contractors to provide business development and consultation services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such agreement by written notice.

Lease Agreement

In October 2002, the Company entered into a three-year lease for its corporate offices and facilities in Chowchilla, California.  The Company renewed the lease in February 2007, at a rate of $24,021 per month with moderate increases for each year thereafter. Rental expenses charged to operations for the year ended April 30, 2008 and 2007 are $327,113 and $211,619, respectively.

Litigation

On December 13, 2007, the company filed a lawsuit against Financial Pacific Insurance Company, Inc and Salmeri Insurance Agency, Inc. for terminating the company’s bonding line of credit during the quarter ended January 31, 2006, without good cause and in contravention of its past dealings. The lawsuit seeks reimbursement for damages in excess of $10 million.  As this litigation is in its initial stages, the Company can make no assurances with respect to the outcome of this matter.

In February, 2008, the company filed a lawsuit against Santa Rosa City Schools for damages in excess of $600,000.

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE R- SUBSEQUENT EVENTS

Loan and Security Agreement

Effective June 10, 2008, the Company entered into a one-year  revolving line of credit agreement with State Financial Corporation which is secured by receivable and property.  Borrowings under the revolving line of credit is based upon 80% of the aggregate outstanding eligible accounts receivable with the maximum borrowings of $2,000,000

Amendment to Articles of Incorporation or Bylaws

On June 24, 2008, the board of directors of the Company designated 2,750,000 shares of  authorized but unissued preferred stock to be designated as "Series C Convertible Preferred Stock" and filed a Statement of Designations with the State of Nevada establishing the terms, rights and preferences of the Series C Preferred Stock

The Series C Preferred Stock: a) has a stated amount of $1.00 per share; is convertible at the option of the holder at a price of $.07 per share at any time (total of 250,000,000 Series C Preferred Stock; c)  is subject to redemption in one lump sum payment (the “Redemption Amount”) on the date two years from the date of issuance, unless earlier converted; d) accrues dividends on any balance outstanding at an annual rate of twelve percent (12%) (dividends are due and payable quarterly in arrears in cash).  Payment of the Redemption Amount is guaranteed by the Registrant’s subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering the assets of the Registrant and its subsidiaries subject only to a lien by State Financial Corporation or other asset-backed lender in an amount not to exceed $2,000,000

Amended and Restated Securities Agreement

On June 26, 2008 Global Diversified Industries, Inc. (the  "Company") entered into a an Amended and Restated Securities Agreement with Babirak Carr, P.C., solely as administrative agent for Vicis Capital Master Fund ("Vicis"), and the holders of the Company's Series B Convertible Preferred Stock, pursuant to which the Company issued and sold (a) a series of its Series C Convertible Preferred Stock (the “Series C Preferred Stock”)having an aggregate original stated value of $1,750,000 (total of 1,750,000 shares of Series C Preferred Stock), (b) its Series 3 Common Stock Purchase Warrants exercisable, in the aggregate, for 35,000,000 shares of Common Stock (individually, a “Series 3 Warrant” and collectively, the “Series 3 Warrants”).  The total cash paid for the Series C Preferred Stock and Series 3 Warrants was $1,750,000.

The Series C Preferred Stock: a) has a stated amount of $1.00 per share; is convertible at the option of the holder at a price of $.07 per share at any time (total of 250,000,000 Series C Preferred Stock; c)  is subject to redemption in one lump sum payment (the “Redemption Amount”) on the date two years from the date of issuance, unless earlier converted; d) accrues dividends on any balance outstanding at an annual rate of twelve percent (12%) (dividends are due and payable quarterly in arrears in cash).  Payment of the Redemption Amount is guaranteed by the Registrant’s subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering the assets of the Registrant and its subsidiaries subject only to a lien by State Financial Corporation or other asset-backed lender in an amount not to exceed $2,000,000 .

The Series 3 Warrants have an exercise price of $.10 per share (total of 35,000,000 shares of Common Stock and have a term of 7 years from the date of issuance.

Under the terms of the Series C Preferred Stock and the Series 3 Warrants, Vicis may convert the Series C Preferred Stock and exercise the Series 3 Warrants,  provided that such Conversion and/or exercise do not result in Vicis beneficially owning more that 4.99% of our outstanding shares of Common Stock after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and/or exercise of the Series 3 Warrants. This limitation may be changed from 4.99% to 9.99% upon not less than 61 days notice to the Company by Vicis.

The Company paid $75,000 in expenses to Vicis, which included legal fees of Vicis.

Midtown Partners & Co. Inc. acted as Placement Agent for the Company and was paid: a) a 10% commission ($175,000);  a Series BD-4 Warrant to purchase 2,500,000 shares of Common Stock at an exercise price of $.07 per share exercisable for 5 years from the date of issuance; and c) a Series BD-5 Warrant to purchase 3,500,000 shares of Common Stock at an exercise price of $.10 per share exercisable for 7 years from the date of issuance.

The Series 3 Warrants, the Series BD-4 and Series BD-5 Warrants have "cashless exercise" provisions and certain anti-dilution rights.

The Company agreed to register the Common Stock underlying the Series C Preferred Stock, the Series 3 Warrants, the Series BD-4 Warrants and the Series BD-5 Warrants pursuant to a Registration Rights Agreement.

The issuance of the Series C Preferred Stock, the Series 3 Warrants, the Series BD-4 Warrants and the issuance of the Series BD-5 Warrants  were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933,

Guarantee Fee, Indemnification, and Security Agreement

On July 29,,2008, the Company entered into a Guarantee Fee, Indemnification, and Security Agreement with Rebecca Manandic, and Joseph Salmeri, (individually, a  “Guarantor” and collectively, the “Guarantors”) pursuant to which in consideration for the continuing guarantee by the Guarantors of Surety Bonds issued to the Company, the Company: a) issued a "Blanket-Lien", in favor of the Guarantors, on all of the Company's and the Company's subsidiaries' assets, b) issued a Warrant to Rebecca Manandic (the "Manandic Warrant") to purchase 26,950,000 shares of Common Stock of the Company at an exercise price of $.10 per share, exercisable for the 7 year period from the date of issuance, and c)  issued a Warrant to Joseph Salmeri (the "Salmeri Warrant") to purchase 8,050,000 shares of Common Stock of the Company at an exercise price of $.10 per share, exercisable for the 7 year period from the date of issuance.

The issuance of the Manandic Warrants and the Salmeri Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933.

 The Manandic Warrants and the Salmeri Warrants have certain anti-dilution rights.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

NOTE S - RESTATEMENT

The Company has restated their financial statements as of and for their fiscal year ended April 30, 2008 to correct the classification of and related accounting for a total of 75,685,880 common stock purchase warrants issued in connection with the Company’s Series B Redeemable Convertible Preferred Stock.  These warrants had been incorrectly classified as “Liabilities” (rather than “Equity”).  Classification as a liability required “Derivative” accounting treatment under Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and Emerging Issues Task Force Consensus 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock” (“EITF 00-19”), rather than recording the effective beneficial conversion feature under EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.”

The accounting treatment previously applied resulted in the reporting of the preferred stock in the net carrying amount of $2,021,574 and the incorrect recognition of a $7,141,496 “Warrant” liability, both as of April 30, 2008; and a related net financing expense of $6,459,362, after the offset a “Mark-to-Market” gain.  Additional paid in capital had been adjusted for the difference.  The restatement reversed each of the above entries on the Company’s books.  After applying EITF’s 08-5 and 00-27, the $3,484,294 face value of the related Series B Preferred Stock was fully offset by the aggregate discounts for the effective beneficial conversion feature of the preferred stock and the relative fair value of the warrants.  At April 30, 2008, $394 of such discount had been accreted, which amount is the carrying value of the preferred at that date.  The discount will continue to be accreted until the February 21, 2010 mandatory redemption date of the Series B Preferred Stock.

The following tables show the principal financial statement line items initially reported as of and the year ended April 30, 2008, the restatement entries made and balances of the applicable financial statement items as restated.  There was no change to any asset accounts.

	As Reported	Adjustments	As Restated
Warrant Liability	$7,141,496	$(7,141,496)	$-
Total liabilities	7,979,380	(7,141,944)	837,436
Series B Preferred Stock, net of unamortized discount	2,021,574	(2,021,180)	394

Stockholders' Equity (Deficiency)
Additional paid in capital	9,282,089	2,501,076	11,783,165
Accumulated deficit	(12,537,940)	6,662,048	(5,875,892)
Total Stockholders' Equity (Deficiency)	(3,240,531)	9,163,124	5,922,593
Total Liabilities and Stockholders' Equity	$6,760,423	$-	$6,760,423

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2008 AND 2007

Effect of Adjustments on the 2008 Statement of Operations

	As Reported	Adjustments	As Restated
Loss from operations	$(1,537,923)	-	$(1,537,923)

Fair value of warrants issued in connection with Series B Preferred	(7,760,305)	7,760,305	-
Unrealized change in fair value of warrants	1,300,943	(1,300,943)	-
Interest (expense), net	(353,892)	-	(353,892)

Loss before provision for income taxes	(8,351,177)	6,459,362	(1,891,815)

Net loss	(8,447,177)	6,459,362	(1,987,815)

Preferred stock dividends, actual and imputed	202,686	(132,606)	70,080

Net loss attributable to common shareholders	$(8,649,863)	$5,574,061	$(2,057,895)

Basic and diluted loss per common share	$(0.88)	$(0.67)	$(0.21)

GLOBAL DIVERSIFIED INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2008 Unaudited	April 30, 2008
ASSETS:
Current assets:
Cash and cash equivalents	$117,268	$53,193
Accounts receivable	1,123,908	386,040
Inventories	3,048,558	2,357,378
Advance to employees	13,643	16,737
Prepaid expenses	325,671	246,196
Total current assets	$4,629,048	$3,059,544

Property, plant and equipment:
Property, plant and equipment, at cost	3,081,437	3,081,437
Less: Accumulated depreciation	(1,420,772)	(1,291,771)
Total property, plant and equipment, net	1,660,665	1,789,666

Other assets:
Inventories-long term	895,929	895,929
Deferred charges	96,752	-

Deposit	95,477	113,614
Intangible assets net of accumulated amortization of $328,551 and $284,170 at October 31, 2008 and April 30, 2008, respectively (Note F)	933,020	901,670
Total other assets	2,021,178	1,911,213

Total Assets	$8,310,891	$6,760,423

See accompanying notes to the unaudited condensed consolidated financial information

GLOBAL DIVERSIFIED INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

	October 31, 2008 Unaudited	April 30, 2008
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$394,079	$493,156
Dividend payable	203,946	69,686
Notes payable to related parties, current portion (Note B)	-	5,500
Notes payable, current portion (Note B)	829,475	22,384
Total current liabilities	1,427,500	590,726

Long-term liabilities:

Notes payable, long term portion, net of debt discount (Note B)	256,400	246,710

Commitment and contingencies	-	-
Convertible Redeemable Preferred Stock, Series C, par value $.001 per share, 2,750,000 shares authorized, 1,750,000 shares issued and outstanding at July 31, 2008	1,750,000	-
Discount on Preferred Stock Series C	(1,749,841)	-
Net Preferred Stock Series C	159	-
Convertible Redeemable Preferred Stock, Series B, par value $.001 per share; 3,500,000 shares authorized; 3,484,294 shares issued and outstanding at October 31, 2008 (Note D )	3,484,294	3,484,294
Discount on Preferred Stock Series B	(3,475,331)	(3,483,900)
Net Preferred Stock Series B	8,963	394
Stockholders' equity:
Common stock, par value $ .001 per share; 2,750,000,000 shares authorized; 15,369,885 and 15,369,885 shares issued and outstanding at October 31, 2008 and April 30, 2008, respectively (Note C)	15,370	15,370
Additional paid-in capital	13,063,831	11,783,165
Treasury stock (Note C)	(50)	(50)
Accumulated deficit	(6,461,282)	(5,875,892)
Total stockholders' equity	6,617,869	5,922,593

Total liabilities and stockholders' equity	$8,310,891	$6,760,423

See accompanying notes to the unaudited condensed consolidated financial information

GLOBAL DIVERSIFIED INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (UNAUDITED)

	For The Three Months Ended October 31, Unaudited		For the Six Months Ended October 31, Unaudited
	2008	2007	2008	2007
Revenues	$1,668,294	$2,326,166	$2,167,355	$4,915,566
Cost of goods sold	1,094,605	2,077,156	1,422,062	4,035,693
Gross profit	573,689	249,010	745,293	879,873

Operating expenses:
Selling, general and administrative expenses	503,229	190,904	1,003,999	597,463
Depreciation and amortization	86,692	80,383	173,383	160,765
Total operating expense	589,921	271,287	1,177,382	758,228

Income (loss) from operations	(16,232)	(22,277)	(432,089)	121,645

Interest expense, net	(49,316)	(117,228)	(82,735)	(209,767)
Guaranty Expense	(44,944)		(70,566)

Net income (loss)	(110,492)	(139,505)	(585,390)	(88,122)

Preferred Dividends, paid or accrued	157,083	-	281,173	-
Accretion of discount on preferred stock	7,148	-	9,122	-

Net income (loss) attributable to common stockholders	(274,723)	-	(875,685)	-

Earnings per common share:
Basic	$(0.01)	$(0.02)	$(0.04)	$(0.01)
Diluted	(0.01)	(0.02)	(0.04)	(0.01)
Weighted average shares outstanding:
Basic	15,369,885	8,564,059	15,369,885	8,462,803
Diluted	76,274,066	10,203,939	67,564,565	10,102,683

See accompanying notes to the unaudited condensed consolidated financial information

GLOBAL DIVERSIFIED INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Six months ended October 31, Unaudited
	2008	2007
Cash flows from operating activities:
Net(loss)	$(585,390)	$(88,122)
Adjustment to reconcile net loss to net cash used in continuing operations
Depreciation and amortization	173,383	160,765
Common stock issued in exchange for services rendered	-	18,000
Amortization and write-off of debt discount	9,690	9,690
Common stock issued in exchange for rent	-	87,288
Amortization of Guaranty Expense	70,566	-
Change in assets and liabilities:
(Increase)/decrease in accounts receivable	(737,868)	(946,522)
(Increase) in inventory	(691,180)	(763,439)
Decrease / (increase) in prepaid expense and others	(158,090)	99,014
(Increase) in employee advances	3,094	(8,558)
Increase in accounts payable and accrued liabilities	(99,073)	10,095
Net cash (used in) continuing operations	(2,014,872)	(1,421,789)

Cash flows from investing activities:
		-
Capital expenditure	(75,731)	(26,850)
Net cash (used in) investing activities	(75,731)	(26,850)

Cash flows from financing activities:
Proceeds from sale of common stock and stock subscription,
net of costs and fees	-	630,000
Proceeds from sale of Series C Preferred Stock, net of cost	1,500,000	-
Preferred Dividends Paid	(146,913)	-
Proceeds from (repayments of) notes payable, net	807,091	449,925
Repayments of payable to related parties, net	(5,500)	67,286
Net cash provided by(used in) financing activities	2,154,678	1,147,211

Net decrease in cash and cash equivalents	$64,075	$(301,428)
Cash and cash equivalents at beginning of period	53,193	356,569
Cash and cash equivalents at end of period	$117,268	$55,141

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$55,731	$238,100
Common stock issued for rent	-	87,288
Common stock issued to consultants for services rendered	-	18,000
Common stock issue for accrued interest	-	20,000
Accretion of preferred stock discounts charged to paid-in-capital	9,122	-
Amortization of beneficial conversion feature of convertible notes	9,690	71,156

See accompanying notes to the unaudited condensed consolidated financial information

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION - (Unaudited)
OCTOBER 31, 2008

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results of operations for the six month period ended October 31, 2008, are not necessarily indicative of the results that may be expected for the year ending April 30, 2009. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated April 30, 2008 financial statements and footnotes thereto included in the Company's SEC Form 10-K.

Business and Basis of Presentation

Global Diversified Industries, Inc. (the "Company"), is incorporated under the laws of the State of Nevada, and is in the business of designing, manufacturing and marketing re-locatable modular structures such as classrooms and office buildings to end users as well as to third party leasing agents for use primarily within the state of California and other Western States.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Lutrex Enterprises, Inc. ("Lutrex"), Global Modular, Inc. ("Global Modular "), and MBS Construction, Inc. ("MBS"). All significant intercompany balances and transactions have been eliminated in consolidation.

Previous Restatement of April 30, 2008 Balance Sheet (Unaudited)

The Company has previously restated their financial statements as of and for their fiscal year ended April 30, 2008 to correct the classification of and related accounting for a total of 75,685,880 common stock purchase warrants issued in connection with the Company’s Series B Redeemable Convertible Preferred Stock.  These warrants had been incorrectly classified as “Liabilities” (rather than “Equity”).  Classification as a liability required “Derivative” accounting treatment under Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and Emerging Issues Task Force Consensus 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock” (“EITF 00-19”), rather than recording the effective beneficial conversion feature under EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.”

The accounting treatment previously applied resulted in the reporting of the preferred stock in the net carrying amount of $2,021,574 and the incorrect recognition of a $7,141,496 “Warrant” liability, both as of April 30, 2008; and a related net financing expense of $6,459,362, after the offset a “Mark-to-Market” gain.  Additional paid in capital had been adjusted for the difference.  The restatement reversed each of the above entries on the Company’s books.  After applying EITF’s 08-5 and 00-27, the $3,484,294 face value of the related Series B Preferred Stock was fully offset by the aggregate discounts for the effective beneficial conversion feature of the preferred stock and the relative fair value of the warrants.  At April 30, 2008, $394 of such discount had been amortized, which amount is the carrying value of the preferred at that date.  The discount will continue to be amortized until the February 21, 2010 mandatory redemption date of the Series B Preferred Stock.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
OCTOBER 31, 2008

The following tables show the principal financial statement line items initially reported as of and the year ended April 30, 2008, the restatement entries made and balances of the applicable financial statement items as restated.  There was no change to any asset accounts.  The restatement entries have been posted to the accompanying April 30, 3008 balance sheet as follows:

	As Reported	Adjustments	As Restated
Warrant Liability	$7,141,496	$(7,141,496)	$-
Total liabilities	7,979,380	(7,141,944)	837,436
Series B Preferred Stock, net of unamortized discount	2,021,574	(2,021,180)	394

Stockholders' Equity (Deficiency)
Additional paid in capital	9,282,089	2,501,076	11,783,165
Accumulated deficit	(12,537,940)	6,662,048	(5,875,892)
Total Stockholders' Equity (Deficiency)	(3,240,531)	9,163,124	5,922,593
Total Liabilities and Stockholders' Equity	$6,760,423	$-	$6,760,423

Effect of Adjustments on the 2008 Statement of Operations (Unaudited)

	As Reported	Adjustments	As Restated
Loss from operations	$(1,537,923)	-	$(1,537,923)

Fair value of warrants issued in connection with Series B Preferred	(7,760,305)	7,760,305	-
Unrealized change in fair value of warrants	1,300,943	(1,300,943)	-
Interest (expense), net	(353,892)	-	(353,892)

Loss before provision for income taxes	(8,351,177)	6,459,362	(1,891,815)

Net loss	(8,447,177)	6,459,362	(1,987,815)

Preferred stock dividends, actual and imputed	202,686	(132,606)	70,080

Net loss attributable to common shareholders	$(8,649,863)	$6,591,968	$(2,057,895)

Basic and diluted loss per common share	$(0.88)	$(0.57)	$(0.21)

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
OCTOBER 31, 2008

Effect of Related Prospective Accounting Pronouncement

EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock” will become effective for the Company on May 1, 2009.  The Company’s warrants related to its Series B and C Preferred Stock both have reset provisions to the exercise price if the Company issues equity at a price less than the exercise prices.  Upon the effective date, the provisions of this EITF will require a reclassification to liability based on the reset feature of the warrant agreements if the Company sells equity at a price below the exercise price of the warrants.

Revenue Recognition

The Company recognizes revenues, except several construction-type fixed-price contracts, in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which modified Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. In the event that the Company's arrangements with its customers include more than one product or service, the Company determines whether the individual revenue elements can be recognized separately in accordance with Financial Accounting Standards Board (FASB) Emerging Issues Task Force No. 00-21 (EITF 00-21), Revenue Arrangements with Multiple Deliverables. EITF 00-21 addresses the determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how the arrangement consideration should be measured and allocated to the separate units of accounting.

The Company recognizes revenue when persuasive evidence of an arrangement exists, the price to the customer is fixed, collectability is reasonably assured and title and risk of ownership is passed to the customer, which is usually upon shipment. However, in limited circumstances, certain customers traditionally have requested to take title and risk of ownership prior to shipment. Revenue for these transactions is recognized only when:

(1)	Title and risk of ownership have passed to the customer;
(2)	The Company has obtained a written fixed purchase commitment;
(3)	The customer has requested in writing the transaction be on a bill and hold basis;
(4)	The customer has provided a delivery schedule;
(5)	All performance obligations related to the sale have been completed;
(6)	The modular unit has been processed to the customer's specifications, accepted by the customer and made ready for shipment; and
(7)	The modular unit is segregated and is not available to fill other orders.

The remittance terms for these "bill and hold" transactions are consistent with all other sales by the Company.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
OCTOBER 31, 2008

In fiscal 2007, the Company entered into several fixed-price arrangements whereby the Company is to construct and install several modular units for a school district. Revenue from these construction-type fixed-price contracts is recognized in accordance with SOP No. 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts", on the basis of the estimated percentage of completion.

Under the percentage-of-completion method, progress toward completion is measured by the ratio of costs incurred to total estimated costs. Revenue and gross profit may be adjusted prospectively for revisions in estimated total contract costs. If the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is recorded in the period in which it becomes evident. The total estimated loss includes all costs allocable to the specific contract. Each construction contract is reviewed individually to determine the appropriate basis of recognizing revenue. Revisions to the estimates at completion are reflected in results of operations as a change in accounting estimate in the period in which the facts that give rise to the revision become known by management.  Costs in excess of billings are grouped with work-in process inventories.

Currently, there are no warranties provided with the purchase of the Company's products. The cost of replacing defective products and product returns have been immaterial and within management's expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

Reclassifications

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on results of operations.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, bad debts, excess inventory, impairment of intangible assets, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

New Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“Statement 141(R)”) and Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“Statement 160”). Statements 141(R) and 160 require most identifiable assets, liabilities, non-controlling interests and goodwill acquired in a business combination to be recorded at “full fair value” and require non-controlling interests (previously referred to as minority interests) to be reported as a component of equity.  Both statements are effective for fiscal years beginning after December 15, 2008.  Statement 141(R) will be applied to business combinations occurring after the effective date.  Statement 160 will be applied prospectively to all non-controlling interests, including any that arose before the effective date.  The Company has not determined the effect, if any, the adoption of Statements 141(R) and 160 will have on the Company’s financial position or results of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents at October 31, 2008.

Use of Lattice Model

Lattice Valuation Model

Beginning in the year ended April 30, 2009, the Company is now using a lattice valuation model to determine the fair value of warrants, with the assistance of a valuation consultant. The lattice model values the warrants based on a probability weighted discounted cash flow model. This model is based on future projections that the warrant holder exercises it right to convert the warrants for settlement of the features included within the instrument. The Company uses the model to analyze (a) the underlying economic factors that influence which of these events will occur, (b) when they are likely to occur, and (c) the common stock price and specific terms of the warrants such as interest rate and exercise price that will be in effect when they occur. Based on the analysis of these factors, the Company uses the model to develop a set of potential scenarios. Probabilities of each scenario occurring during the remaining term of the warrants are determined based on management's projections. These probabilities are used to create a cash flow projection over the term of the warrants and determine the probability that the projected cash flow will be achieved.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
OCTOBER 31, 2008

NOTE B - NOTES PAYABLE

A summary of notes payable at October 31, 2008 and April 30, 2008 is as follows:

	October 31, 2008	April 30, 2008
Note payable to Company shareholders in monthly installments of interest only at 8.0% per annum; unsecured; maturity dated August 1, 2008	-	5,500

Note payable in 24 monthly installments beginning March 15, 2006; unsecured; maturity date is March 2008.	2,547	22,547

Note payable in five annual payments beginning December 31, 2006, with interest payable monthly at 10% per annum. Lender has an option at the end of each twelve months (“anniversary date”) to receive restricted shares of the Company’s common stock in lieu of the annual cash payment of $100,000. The conversion price is equal to 75% of the closing price for the day that is twelve months prior to each anniversary date. The minimum conversion price shall be $0.05 per share. (c)	256,400	246,710

Note payable revolving agreement secured by receivable and property with interest and administrative fees payable monthly; interest rate is at 2.75% per annum over and above the Prime Rate or Deemed Prime Rate whichever is higher; maturity date is on November 1, 2007. Maximum borrowing capacity of $3,000,000. Agreement cancelled in April, 2008.	(163)	(163)

Note payable revolving agreement secured by receivable and property with interest and administrative fee payable monthly; interest is at 24% per annum, maturity date is on June 9, 2009. Maximum borrowing capacity of $2,000,000.	827,091	-
Total Notes Payable	1,085,875	274,594
Less: current portion	(829,475)	(27,884)
Total - notes payable – long term	256,400	$246,710

(c) The Company granted the note-holder an option to receive restricted shares of the Company’s common stock in lieu of the annual cash payment of $100,000 at the end of each twelve months (“anniversary date”).  The conversion price is equal to 75% of the closing price for the day that is twelve months prior to each anniversary date. The minimum conversion price shall be $0.05 per share.  The Company has sufficient authorized and unissued shares available to settle the debt, and has reserved 10 million shares of common stock to settle the debt in the event that the note-holder converts at the minimum conversion price of $0.05 per share.  The Company accounted for the convertible in accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), and recognized an imbedded beneficial conversion feature present in the convertible note. The Company recognized and measured an aggregate of $166,667 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the convertible note. The debt discount attributed to the beneficial conversion feature is amortized over the maturity period (five years) as interest expense.  In October 31, 2006, the note-holder agreed to convert $200,000 of principal into 2,353,356 shares of the Company's common stock (Note J). These shares were issued in September 2007. The Company wrote off the proportionate unamortized debt discount applicable to the converted of principal, and non-cash interest expense of $54,900 was charged to operations in connection with the conversion of notes. Total non-cash interest expense the Company charged to operations in connection with amortization and write-off of debt discount attributed to the beneficial conversion feature amounted $4,845 and $4,845 for the periods year ended October 31, 2008 and 2007, respectively.

NOTE C – CAPITAL STOCK

On November 7, 2001 the Company's Board of Directors approved an increase in the Company's authorized common stock from 50,000,000 to 400,000,000 with a par value of $.001. The Company also created a Series A Preferred class of stock, $.001 par value, and authorized 10,000,000 shares.  On February 3, 2003, the Company’s Board of Directors approved to change the conversion right of the Series A Preferred Stock from a ratio of five common for one preferred share to ten common for one preferred share.  Effective February 21, 2008, the Registrant amended its Articles of Incorporation to (a) increase its authorized common stock from four hundred million (400,000,000) to two billion seven hundred thirty six million five hundred thousand (2,736,500,000) shares, (b) increase its authorized preferred stock from ten million (10,000,000) to thirteen million five hundred thousand (13,500,000) shares, (c) authorize blank check preferred stock and delegate the right to designate preferences and limitations for such preferred stock to the Board of Directors, (d)  establish the designations, rights and preferences of the Series B Preferred Stock.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
OCTOBER 31, 2008

NOTE C – CAPITAL STOCK (Continued)

Effective June 24, 2008, the Registrant amended its Articles of Incorporation to authorize (a) to increase its authorized preferred stock from thirteen million five hundred thousand  (13,500,000) shares to sixteen million two hundred fifty thousand (16,250,000) shares , (b) authorize blank check preferred stock and delegate the right to designate preferences and limitations for such preferred stock to the Board of Directors, (c) establish the designations, rights and preferences of the Series C Preferred Stock.

As of October 31, 2008 and April 30, 2008, the Company has 15,369,887 and 15,369,887 shares of common stock issued and outstanding, respectively.  The Company did not issue any shares of common stock during the six months period ended October 31, 2008.  The Company has 50,000 shares of treasury stock at October 31, 2008 and April 30, 2008

On May 21, 2008, the Company affected a one-to-twenty stock split of our common stock.  The Company did not reduce the number of shares we are authorized to issue or change the par value of the common stock.  All references to share value in these consolidated financial statements have been restated to reflect this split.

NOTE D – CONVERTIBLE REDEEMABLE PREFERRED STOCK – SERIES B

In February 2008, the Board of Directors authorized the issuance of up to 3,500,000 shares of Series B 12% convertible voting preferred stock (“Series B”) having a stated value of $1.00 per share. The Series B shares are convertible at any time, at the option of the holder, into the Company’s common stock at an initial conversion rate determined by dividing the stated value of $1.00 by the initial conversion price of $0.005 (post stock split $0.10) per share. The conversion price is subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price or pays a stock dividend or otherwise makes a distribution payable in shares of common stock, with the exception of any shares issued upon conversion or payment of dividend on this issuance, or other similar events such as stock splits or common stock reclassifications.  The holders are entitled to receive a cumulative 12% dividend based on the stated value of $1.00 per share, payable on the calendar quarter in cash.

Upon any liquidation, dissolution or winding-up of the Company, the Series B shareholders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to 100% of the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each Series B share before any distribution or payment shall be made to the holders of any other securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Series B shareholders shall be ratably distributed among the Series B shareholders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation value as of April 30, 2008 was $3,484,294 plus accrued dividends of $77,895.

In February 2008, the Company issued 2,000,000 Series B shares at $1.00 per share to accredited investors in a private placement. The Company received $2,000,000 less issuance costs totaling $202,000. Net cash proceeds at April 30, 2008 were $1,798,000. Additionally, in February 2008, the Company issued 1,484,294 Series B shares at $1.00 per share in exchange for existing convertible debentures.

Under the terms of the Series B Stock Certificate of Designation, the holders have a right, at any time after the second year anniversary and upon providing written notice to the Company (a “Put Notice”), to force the Company to redeem all or part of the shares of Series B Convertible Preferred Stock held by such Holders at a cash redemption price per share equal to 100% of the then outstanding Stated Value of the Series B Convertible Preferred Stock, plus all accrued and unpaid dividend thereon, plus all other amounts, costs, expenses and liquidated damages due in  respect of the Series B Convertible Preferred Stock (the “Put Redemption Amount”).

As a result of this obligation, the Company has determined the Series B shares includes redemption features that have the potential to be outside the control of the Company, and accordingly, the Company has classified the Series B shares outside of shareholders’ equity in accordance with Emerging Issues Task Force (“EITF”) Topic D-98, Classification and Measurement of Redeemable Securities (“EITF Topic D-98”). In accordance with EITF Topic D-98, the fair value allocated to the Preferred Stock at the date of issuance was recorded outside of common shareholders’ equity in the accompanying consolidated balance sheet.

 In connection with the February 22, 2008 issuance of the Series B Preferred Stock, the Company entered into a registration rights agreement with the purchasers of the Series B shares, which requires the Company to obtain an effective registration statement with the SEC covering the sale of the common stock issuable upon conversion of the Series B shares on or before 150 calendar days. If the Company is unable to do so, the Company will have to pay liquidated damages in cash to the holders of the Series B shares.  The amount of damages that may be due is one and a one-half percent of the stated value of 12% Preferred Stock per month; provided, however, that in no event shall the aggregate amount paid exceed nine percent of the stated value. The Company is in default of this requirement but has obtained a waiver on this provision from the holders.  In accordance with SFAS 5, “Accounting for Contingencies,” no penalty accrual has been made as management has concluded that none will be payable.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008

NOTE D – CONVERTIBLE REDEEMABLE PREFERRED STOCK – SERIES B (Continued)

The Company, after the effective date of the registration, and with certain market conditions, can force redemption of the Series BA 12% Convertible Preferred Stock.

In connection with the Convertible Redeemable Series B Preferred Stock issuance dated February 22, 2008, the Company entered into a Security Agreement whereby the holder or holders of the Company’s Series B Convertible Preferred Stock have a security interest in substantially all of the Company’s tangible and intangible assets.

As additional consideration for the purchase of the Series B shares, the Company granted to the holders of the Series B shares a) warrants entitling it to purchase 34,842,940 common shares of the Company’s common stock at the price of $0.20 per share expiring five years from issuance and b) warrants entitling it to purchase 34,842,940 common shares of the Company at a price of $0.40 per share expiring seven years from issuance.  The warrants are covered under the registration rights agreement. As discussed in Note A to these condensed consolidated financial statements, the Company’s original accounting for the warrants and the related preferred stock classified the warrants as liabilities and recorded their estimated fair value at date of issue to be $7,760,305 using the Black-Scholes formula assuming no dividends, a risk-free interest rate of 2.81% to 3.26%, expected volatility of 115.06%, and expected warrant life of five to seven years.

In addition, the Company issued to broker/dealers a) warrants entitling it to purchase 2,000,000 common shares of the Company’s common stock at the price of $0.10 per share expiring five years from issuance; b) warrants entitling it to purchase 2,000,000 common shares of the Company at a price of $0.20 per share expiring five years from issuance and c) warrants entitling it to purchase 2,000,000 common shares of the Company’s common stock at the price of $0.40 per share expiring seven years from issuance.  The warrants are covered under the registration rights agreement. The Company estimated the fair value at date of issue of the stock purchase warrants issued in connection with the issuance of the Series B preferred stock to be $682,133 using the Black-Scholes formula assuming no dividends, a risk-free interest rate of 2.81% to 3.26%, expected volatility of 115.06%, and expected warrant life of five to seven years.   These warrants were initially accounted for in the same manner as the warrants issued to the purchasers of the Series B Preferred Stock.

Under the original accounting, the Company recorded the fair value of the warrants as a derivative liability. The net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet in the amount of $8,442,438 and a charge to financing expense for the value attributable to financing activities of $7,760,305 and a charge the additional paid in capital as cost relating to obtaining financing of $682,133.  Any change in fair value was recorded as non-operating, non-cash income or expense at each reporting date.

As discussed in Note A, the Company has now determined that the warrants issued in connection with the Series B Preferred Stock meet the applicable exceptions in EITF 00-19 for treatment as equity instruments and the Company has restated their 2008 financial statements.  The effect of these restatements is disclosed in Note A.  After the accretion of the discount, the Series B Preferred Stock had a carrying value of $394 and $8,963 at April 30, and October 31, 2008, respectively.

NOTE E – CONVERTIBLE REDEEMABLE PREFERRED STOCK – SERIES C

On June 26, 2008 the  Company entered into a an Amended and Restated Securities Agreement with Babirak Carr, P.C., solely as administrative agent for Vicis Capital Master Fund ("Vicis"), and the holders of the Company's Series B Convertible Preferred Stock, pursuant to which the Company issued and sold (a) a series of its Series C Convertible Preferred Stock having an aggregate original stated value of $1,750,000 (total of 1,750,000 shares of Series C Preferred Stock), and (b) its Series 3 Common Stock Purchase Warrants exercisable, in the aggregate, for 35,000,000 shares of Common Stock.  The total cash paid to the Company for the Series C Preferred Stock and Series 3 Warrants was $1,750,000.  The Company paid $75,000 in expenses to Vicis, which included legal fees of Vicis.

The Series C Preferred Stock: a) has a stated amount of $1.00 per share; (b) is convertible at the option of the holder at a price of $.07 per share at any time into a total of 25,000,000 Series C Preferred Stock; c)  is subject to redemption in one lump sum payment on the date two years from the date of issuance, unless earlier converted; d) accrues dividends on any balance outstanding at an annual rate of twelve percent, due and payable quarterly in arrears in cash.  Redemption of the outstanding principal and any accrued but unpaid dividends is guaranteed by the Registrant’s subsidiaries.  Payment thereof is secured by a blanket lien encumbering the assets of the Registrant and its subsidiaries subject only to a lien by State Financial Corporation or other asset-backed lender in an amount not to exceed $2,000,000.

The Series 3 Warrants for a total of 35,000,000 shares of Common Stock have an exercise price of $.10 per share and have a term of 7 years from the date of issuance.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008

NOTE E – CONVERTIBLE REDEEMABLE PREFERRED STOCK – SERIES C (Continued)

Under the terms of the Series C Preferred Stock and the Series 3 Warrants, Vicis may convert the Series C Preferred Stock and exercise the Series 3 Warrants, provided that such Conversion and/or exercise do not result in Vicis beneficially owning more that 4.99% of our outstanding shares of Common Stock after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and/or exercise of the Series 3 Warrants. This limitation may be changed from 4.99% to 9.99% upon not less than 61 days notice to the Company by Vicis.

Midtown Partners & Co. Inc. acted as Placement Agent for the Company and was paid: a) a 10% cash commission of $175,000; a Series BD-4 Warrant to purchase 2,500,000 shares of Common Stock at an exercise price of $.07 per share exercisable for 5 years from the date of issuance; and c) a Series BD-5 Warrant to purchase 3,500,000 shares of Common Stock at an exercise price of $.10 per share exercisable for 7 years from the date of issuance.

The Series 3 Warrants, the Series BD-4 and Series BD-5 Warrants have "cashless exercise" provisions and certain anti-dilution rights.  The Company agreed to register the Common Stock underlying the Series C Preferred Stock, the Series 3 Warrants, the Series BD-4 Warrants and the Series BD-5 Warrants pursuant to a Registration Rights Agreement.

The issuance of the Series C Preferred Stock, the Series 3 Warrants, the Series BD-4 Warrants and the issuance of the Series BD-5 Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 of Regulation D.

The Company used the same basis of accounting to record the Series C Preferred Stock and each of the warrant series issued therewith as it used when it corrected the accounting for the Series B Preferred and related warrants as disclosed in Note A. The relative fair values of the preferred and the warrants were apportioned and then the effective beneficial conversion feature of the relative fair value of the preferred was calculated. The initial step of the calculation was the determination of the Black-Scholes value assuming no dividends, a risk-free interest rate of 3.50% to 3.74%, expected volatility of 233.64%, and expected warrant life of five or seven years.  The relative fair values derived were as follows: Series C Preferred: $563,939; Series C Warrants: $1,012,835; Broker Warrants: $173,226.  The effective beneficial conversion feature was $1,186,061, which was limited to the remaining undiscounted value of the preferred of $563,939.  Accordingly the initial carrying value of the preferred was zero. Accretion of the discount amounted to $159 at October 31, 2008 which is the carrying value at that date.

NOTE F- ACQUISITION OF INTANGIBLE ASSETS

The trade name acquired is considered to have an undeterminable life, and as such will not be amortized. Instead, the trade name is tested annually for impairment, with any impairment charged against earnings in the Company’s consolidated statement of earnings. An independent appraiser assessed the value of the trade name acquired and determined that the fair value of the trade name exceeded its recorded book value at April 30, 2005. The building engineering and architectural plans acquired have estimated useful lives of ten years.

The Company has adopted  SFAS No. 142,  Goodwill  and Other  Intangible  Assets, whereby the Company  periodically test its intangible assets for impairment.  On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment,  and write-downs will be included in results from operations.  There was no impairment of acquired intangibles as of October 31, 2008.

Total identifiable intangible assets acquired and their carrying value at October 31, 2008 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable Intangible Assets:
Building engineering and architectural plans	$911,571	$(328,551)	$583,020	$-	10.0
Total Amortized Identifiable Intangible Assets	911,571	(328,551)	583,020	-	10.0
Unamortized Identifiable Intangible Assets:
Trade Name	350,000	-	350,000	350,000	-
Total Amortized Identifiable Intangible Assets	350,000	-	350,000	350,000	-
Total	$1,261,571	$(328,551)	$933,020	$350,000	10.0

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008

NOTE F- ACQUISITION OF INTANGIBLE ASSETS – (Continued)

Total amortization expense charged to operations for the six months period ended October 31 2008 and 2007 were $72,063 and $43,935, respectively.   Estimated amortization expense as of October 31, 2008 is as follows:

2009	$144,126
2010	144,126
2011	144,126
2012	144,126
2013 and after	432,378
Total	$1,008,882

NOTE G- INCOME TAXES

Deferred income taxes result from the temporary differences arising from the use of accelerated depreciation methods for income tax purposes and the straight-line method for financial statement purposes, from differences in the timing of recognition of the state income tax provision for book and tax reporting purposes, and an accumulation of Net Operating Loss carry-forwards for income tax purposes with a valuation allowance against the carry-forwards for book purposes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Included in deferred tax assets are Federal and State net operating loss carry-forwards of approximately $4,500,000, which will expire beginning in 2028.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon our cumulative losses through October 31, 2008, we have provided a valuation allowance reducing the net realizable benefits of these deductible differences to $0 at October 31, 2008.  The amount of the deferred tax asset considered realizable could change in the near term if projected future taxable income is realized.  Due to significant changes in the Company's ownership, the Company's future use of its existing net operating losses may be limited.

There was no income tax provision or benefit for the six months ended October 31, 2008 and 2007.

A reconciliation between the actual income tax expense and income taxes computed by applying the statutory federal and state income tax rates to income from continuing operations before income taxes is as follows:

	Six Months Ended October 31, 2008	Six Months Ended October 31, 2007
Computed “expected” income tax expense (benefit) at approximately 34%	$(179,000)	$(227,000)
Effect of available NOL carry-forwards	-	119,000
Losses not producing benefits	179,000	-
Discontinued operations	-	108,000
	$-	$-

NOTE H – GUARANTEE FEE AGREEMENT

On July 29, 2008, the Company entered into a Guarantee Fee, Indemnification, and Security Agreement with two individuals,  collectively, the “Guarantors” pursuant to which in consideration for the continuing guarantee by the Guarantors of various surety bonds issued to the Company, the Company: a) issued a "Blanket-Lien", in favor of the Guarantors, on all of the Company's and the Company's subsidiaries' assets, b) issued the Guarantors warrants to purchase 26,950,000 and 8,050,000 shares, respectively,   of the Company’s common stock, all at an exercise price of $.10 per share, exercisable for the seven year period from the date of issuance.  The warrants have certain anti-dilution rights.

The warrants have an aggregate fair value of $273,288, as determined by the multinomial lattice formula assuming no dividends, the stock would have no growth with an annual volatility of 80%, reset events projected to occur 10% of the time at $0.07 generating an adjusted warrant exercise price of $0.097 and expected warrant life of seven years.  The agreement has been modified to specify a minimum term of one-year.  The Company is recognizing the related expense proportionately over the year.  For six months ended October 31, 2008, the Company recorded expense of $70,566 with an equivalent offset to additional paid-in capital.

The issuance of the above warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008

NOTE I – NON-EMPLOYEE STOCK OPTIONS AND WARRANTS

Non-Compensatory Stock Options

Transactions involving options are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at April 30, 2007	-	$-
Outstanding at April 30, 2008	-	-
Outstanding at October 31, 2008	-	$-

During the quarter ended October 31, 2008 and the year ended April 30, 2008, the Company did not grant any compensatory stock options to consultants or shareholders, and all previously granted stock options were fully vested at the time the stock options were granted. Accordingly, no compensation costs were charged to operations during the quarters ended October 31, 2008 and 2007. All previously granted stock options expired as of April 30, 2007.

Non-Compensatory Warrants

The following table summarizes the changes in non-compensatory warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company.

Warrants Outstanding				Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.10	2,000,000	4.20	$0.10	2,000,000	$0.10
$0.20	36,842,940	4.20	$0.20	36,842,940	$0.20
$0.40	36,842,940	6.20	$0.40	36,842,940	$0.40
$0.10	76,000,000	6.80	$0.10	76,000,000	$0.10
Total	151,685,880		$0.20	151,685,880	$0.20

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at April 30, 2008	75,685,880	$0.29
Granted	76,000,000	0.10
Exercised	-	-
Canceled or expired
Outstanding at July 31, 2008	151,685,880	$0.20
Granted
Exercised
Canceled or expired
Outstanding at October 31, 2008	151,685,880	$0.20

The Company granted 750,000 of warrants during the year ended April 30, 2003 in connection with acquisition of MBS in February 2003.  The warrants granted have an original expiration date on January 31, 2004, 750,000 of the warrants were extended to and expired on July 31, 2006, and the remaining 750,000 warrants were extended to January 31, 2008.  These warrants have expired.

The Company granted 75,685,880 warrants during the year ended April 30, 2008 and granted 76,000,000 in June 2008 in with two funding by Vicis Capital Master Funds.  Of the 75,685,880 warrants granted during the year ended April 30, 2008, 40,842,940 will expire on February 21, 2013 and the remaining 34,842,940 warrants expire on February 21, 2015. The 41,000,000 warrants granted in June 24, 2008 and the 35,000,000 warrants granted in July 27, 2008 will expire on June 25, 2015 and July 28, 2015 respectively.

GLOBAL DIVERSIFIED INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
OCTOBER 31, 2008

NOTE J – NON-EMPLOYEE STOCK OPTIONS AND WARRANTS (Continued)

In September 2001, the Board of Directors of the Company implemented an Employee Stock Incentive Plan (“2001 Stock Option Plan”) for officers, employees and certain non-employees (collectively referred to as "Employees") in an amount equal to 15,000,000 shares of common stock. The 2001 Stock Option Plan provides for the issuance of stock options exercisable at fifty percent (50%) of the fair market value of the common stock on the date of exercise. For an employee holding greater than ten percent (10%) of the total voting power of all stock of the Company, the exercise price of an incentive stock option shall be at least one hundred and ten percent (110%) of the fair market value of the common stock on the date of the grant of the option. The maximum life of the options is ten years from the date the stock options are granted.

In February 2004, the Board of Directors of the Company implemented another Employee Stock Incentive Plan (“2004 Stock Option Plan”) for officers, employees and certain non-employees (collectively referred to as "Employees") in an amount equal to 2,000,000 shares of common stock. The 2004 Stock Option Plan provides for the issuance of stock options at an exercise price of $0.05 per share (or 110% of the fair market value of the common stock on the date of the grant of the option, for employees holding greater than ten percent (10%) of the total voting power of all stock of the Company). The maximum life of the options is ten years from the date the stock options are granted.

During the year ended April 30, 2005, the Company granted an aggregate of 986,840 options to Employees pursuant to 2001 Stock Option Plan, and all options were exercised on the grant date (Note J). There are no employee stock options outstanding at October 31, 2008.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the issuance and distribution of the securities being registered except selling discounts and commissions of the selling shareholders. The following table sets forth the estimated expenses and costs related to this offering (other than underwriting discounts and commissions) expected to be incurred with the issuance and distribution of the securities described in this registration statement. All amounts are estimates except for the Securities and Exchange Commission’s registration fee:

Expense or Fee	Amount to Be Paid
SEC Registration Fee	$857
Printing and Edgarizing Expenses	$5,000
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$10,000
Transfer Agent	$2,500
Miscellaneous	$5,000
TOTAL	$48,357

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

This information is included in the prospectus.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration during the last three years. Except as otherwise noted, all sales below were made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Act") and no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities except as noted. No advertising or general solicitation was employed in offering the securities. In each instance, the offerings and sales were made to a limited number of persons, who were either (i) accredited investors, (ii) business associates of the Company (iii) employees of the Company, or (iv) executive officers or directors of the Company. In addition, the transfer of such securities were restricted by the Company in accordance with the requirements of the Act. Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.

On December 19, 2008, the Company entered into a Loan and Securities Purchase Agreement with Debt Opportunity Fund, LLLP and issued:

a. A Senior Secured Promissory Note for the principal amount of $6,000,000, with a maturity date of December 19, 2013.  Interest on the Senior Note accrues at the rate of 13% per annum payable monthly in arrears. However, during the first twelve months the accrued interest is deferred and payable in one lump sum on the first anniversary date of the Note.  The principal of the Senior Note is payable in four equal payments of $1,500,000 with the first payment being due on December 14, 2010, second payment due on December 14, 2011, third payment due on December 14, 2012 and final payment on December 14, 2013.

b. Series 4 Warrants to purchase 68,168,164 shares at an exercise price of $.05 per Share for a period of seven years.

As consideration for the issuance of the Promissory Note and Series 4 Warrants, we received gross proceeds of $6,000,000 in cash.  The Company received net proceeds of $5,334,024.

The Series 4 Warrants and  the Series BD-6 Warrants have “cashless exercise” provisions and certain anti- dilution rights.  The Company agreed to register the underlying Series 4 Warrants and the Series BD-6 Warrants pursuant to a Registration Rights Agreement.

The issuance of the Securities were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

Midtown Partners & Co, LLC (“Midtown”), a registered broker dealer, acted as our lead Placement Agent in connection with the Senior Secured Promissory Note.  We paid aggregate cash commissions of $480,000.  In addition, the broker dealer received 6,816,816 Series BD-6 Warrants.  These warrants are exercisable into shares of common stock at the exercise price of $.05 per share and shall expire 7 years from the date of issuance.

On July 29,,2008, the Company entered into a Guarantee Fee, Indemnification, and Security Agreement with Rebecca Manandic, and Joseph Salmeri, (individually, a  “Guarantor” and collectively, the “Guarantors”) pursuant to which in consideration for the continuing guarantee by the Guarantors of Surety Bonds issued to the Company, the Company: a) issued a "Blanket-Lien", in favor of the Guarantors, on all of the Company's and the Company's subsidiaries' assets, b) issued a Warrant to Rebecca Manandic (the "Manandic Warrant") to purchase 26,950,000 shares of Common Stock of the Company at an exercise price of $.10 per share, exercisable for the 7 year period from the date of issuance, and c)  issued a Warrant to Joseph Salmeri (the "Salmeri Warrant") to purchase 8,050,000 shares of Common Stock of the Company at an exercise price of $.10 per share, exercisable for the 7 year period from the date of issuance.

The issuance of the Manandic Warrants and the Salmeri Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933.

The Manandic Warrants and the Salmeri Warrants have certain anti-dilution rights.

On June 26, 2008 the  Company entered into an Amended and Restated Securities Agreement with Babirak Carr, P.C.( the "Restated Purchase Agreement"), solely as administrative agent for Vicis Capital Master Fund ("Vicis"), and the holders of the Company's Series B Convertible Preferred Stock, pursuant to which the Company issued and sold (a) a series of its Series C Convertible Preferred Stock having an aggregate original stated value of $1,750,000 (total of 1,750,000 shares of Series C Preferred Stock), and (b) its Series 3 Common Stock Purchase Warrants exercisable, in the aggregate, for 35,000,000 shares of Common Stock.  The total cash paid to the Company for the Series C Preferred Stock and Series 3 Warrants was $1,750,000.  The Company paid $75,000 in expenses to Vicis, which included legal fees of Vicis.

The Series C Preferred Stock: a) has a stated amount of $1.00 per share; (b) is convertible at the option of the holder at a price of $.07 per share at any time into a total of 25,000,000 shares of common stock; c)  is subject to redemption in one lump sum payment on the date two years from the date of issuance, unless earlier converted; and, d) accrues dividends on any balance outstanding at an annual rate of twelve percent, due and payable quarterly in arrears in cash.  Redemption of the outstanding principal and any accrued but unpaid dividends is guaranteed by the Company’s subsidiaries.  Payment thereof is secured by a blanket lien encumbering the assets of the Registrant and its subsidiaries subject only to a lien by State Financial Corporation or other asset-backed lender in an amount not to exceed $2,000,000.

The Series 3 Warrants have an exercise price of $.10 per share and expire 7 years from the date of issuance.

Under the terms of the Restated Purchase Agreement, Vicis may convert the Series C Preferred Stock and exercise the Series 3 Warrants, provided that such Conversion and/or exercise do not result in Vicis beneficially owning more that 4.99% of our outstanding shares of Common Stock after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series C Preferred Stock and/or exercise of the Series 3 Warrants. This limitation may be changed by Vicis from 4.99% to 9.99% upon not less than 61 days notice to the Company by Vicis.

Midtown Partners & Co. Inc. acted as Placement Agent for the Company and was paid: a) a 10% cash commission of $175,000; a Series BD-4 Warrant to purchase 2,500,000 shares of Common Stock at an exercise price of $.07 per share exercisable for 5 years from the date of issuance; and c) a Series BD-5 Warrant to purchase 3,500,000 shares of Common Stock at an exercise price of $.10 per share exercisable for 7 years from the date of issuance.

The Series 3 Warrants, the Series BD-4 and Series BD-5 Warrants have "cashless exercise" provisions and certain anti-dilution rights.  The Company agreed to register the Common Stock underlying the Series C Preferred Stock, the Series 3 Warrants, the Series BD-4 Warrants and the Series BD-5 Warrants pursuant to a Registration Rights Agreement.

The issuance of the Series C Preferred Stock, the Series 3 Warrants, the Series BD-4 Warrants and the issuance of the Series BD-5 Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 of Regulation D.

On February 22, 2008, we completed a private placement of our securities (the “Series B Offering”)and issued:

(a)  3,484,294 shares of Series B Convertible Preferred Stock (“Series B”) with a stated value of $1.00 per share.   The Series B Preferred Stock  is convertible into 49,775,629 shares of Common Stock (.001 par value) (“Share[s]”) at a conversion price of seven cent ($0.07) per Share. The stated value of the entire outstanding shares of Series B is subject to redemption in one lump sum payment (the “Redemption Amount”) on February 22, 2010, unless earlier converted. Dividends on such stated value (or any balance thereof outstanding from time to time) accrue at an annual rate of twelve percent (12%).  As accrued, dividends are due and payable quarterly in arrears in cash.  Payment of the Redemption Amount is guaranteed by our wholly owned subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering substantially all of our assets and the assets of our subsidiaries.

(b) 34,842,940 Series 1 Warrants (the “Series 1 Warrants”) to purchase 34,842,940 Shares at an exercise price of $.07 per Share for a period of five years, and

(c) 34,842,940 Series 2 Warrants (the “Series 2 Warrants”) to purchase 34,842,940 Shares at an exercise price of $.07 per Share for a period of seven years.

As consideration for the issuance of the Series B Offering, we received gross proceeds of $2,000,000 in cash, and the conversion of outstanding indebtedness having aggregate principal and interest due of $1,484,294.  Included in the conversion of $1,484,294 was a total of $826,629 owed to Rebecca Manandic, and $216,193 owed to Bear Creek Trust, a Trust controlled by Ms. Manandic.  We received net proceeds of $1,660,000 after payment of expenses and Placement Agent fees.

The issuance of the Securities were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

Midtown Partners & Co., LLC (“Midtown Partners”), a registered broker dealer, acted as our lead Placement Agent in connection with the Series B Offering. We paid aggregate cash commissions of $202,000.  In addition, the broker-dealers received 2,000,000 Series BD-1 Warrants, 2,000,000 Series BD-2 Warrants and 2,000,000 Series BD-3 Warrants.   These warrants were exercisable into shares of common stock at the exercise price of $.07.

For the three year period ending January 31, 2009, the Company issued 6,508,539 shares of common stock for services rendered to the Company with a value of $200,163, in addition the Company issued 70,738,367 shares of common stock in exchange for converting $900,000 of promissory notes, also the Company issued 15,833,333 shares of common stock for cash of $250,000, additionally the Company exchanged Preferred Stock Series A with a value of $886,823 into 49,130,923 shares of common stock, and issued 5,819,200 shares of common stock for payment of the factory rent valued at $87,288.

ITEM 16.   EXHIBITS.

         (a) List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-K.

Exhibit No.		Description
3	*	Articles of Incorporation incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 3 filed on July 6, 2001
3.2	*	Amendment to Articles of Incorporation incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 3.2 filed on July 6, 2001
3.3	*	Bylaws incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 3.3 filed on July 6, 2001
3.4	*	Articles of Merger between Global and IF&G Media Corporation incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 3.4 filed on July 6, 2001
4	*	Specimen certificate for common stock incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 4 filed on July 6, 2001
4.1	*	Specimen Warrant certificate incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 4.1 filed on July 6, 2001
5.1	***	Opinion on Legality
10.1	*	Consulting Agreement with Moody's Financial Services incorporated by reference to Form SB-2, file no. 333-83231
10.2	*	Consulting Agreement with Joel Shine incorporated by reference to Form SB-2, file no. 333-83231
10.3	*	Equity Line of Credit Agreement dated May2001 incorporated by reference to Form SB-2, file no. 333-83231 incorporated by reference to Exhibit 10.3 filed on July 6, 2001
10.4	*	Consulting Agreement with Persia Consulting Group, Inc. dated April 12, 2001 incorporated by reference to Form SB-2, file no. 333-83231 incorporated by reference to Exhibit 10.4 filed on July 6, 2001
10.5	*	Escrow Agreement with First Union incorporated by reference to Form SB-2, file no. 333-83231 incorporated by reference to Exhibit 10.5 filed on July 6, 2001
10.6	*	Registration Rights Agreement incorporated by reference to Form SB-2, file no. 333-83231 incorporated by reference to Exhibit 10.6 filed on July 6, 2001
10.7	*	Agreement with Yorkville Advisors Management, LLC incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 10.7 filed on July 6, 2001
10.8	*	Agreement and Plan of Exchange between Global Diversified Industries and MBS, filed on March 17, 2003
10.9	*	Agreement and Plan of Exchange between Global Diversified Industries and Modular Modernization, Inc. filed on March 19, 2003
21.1	***	List of Subsidiaries
23.1	*	Consent of Auditor
23.2	***	Consent of de Castro P.C.
24.1	*	Power of Attorney
31.1	**	Certification of Chief Executive Officer/President Pursuant to Rule 13a-14(a) and 15d-14(a).
31.2	**	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a).
32.1	**	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	**	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
____________________
* Previously filed.
** Filed herewith.
*** To be filed by Amendment

ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)            File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5)           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction and will be governed by the final adjudication of such issue.

(6)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement, will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Chowchilla, State of California, on February 9, 2008.

                                            GLOBAL DIVERSIFIED INDUSTRIES, INC.

Signature	Title	Date
s/Philip Hamilton	Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer) and Director

s/Adam DeBard	Secretary/ Treasurer
(Principal Financial, Accounting Officer and Director)

EXHIBIT INDEX

Exhibit No.		Description
3	*	Articles of Incorporation incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 3 filed on July 6, 2001
3.2	*	Amendment to Articles of Incorporation incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 3.2 filed on July 6, 2001
3.3	*	Bylaws incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 3.3 filed on July 6, 2001
3.4	*	Articles of Merger between Global and IF&G Media Corporation incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 3.4 filed on July 6, 2001
4	*	Specimen certificate for common stock incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 4 filed on July 6, 2001
4.1	*	Specimen Warrant certificate incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 4.1 filed on July 6, 2001
5.1	***	Opinion on Legality
10.1	*	Consulting Agreement with Moody's Financial Services incorporated by reference to Form SB-2, file no. 333-83231
10.2	*	Consulting Agreement with Joel Shine incorporated by reference to Form SB-2, file no. 333-83231
10.3	*	Equity Line of Credit Agreement dated May2001 incorporated by reference to Form SB-2, file no. 333-83231 incorporated by reference to Exhibit 10.3 filed on July 6, 2001
10.4	*	Consulting Agreement with Persia Consulting Group, Inc. dated April 12, 2001 incorporated by reference to Form SB-2, file no. 333-83231 incorporated by reference to Exhibit 10.4 filed on July 6, 2001
10.5	*	Escrow Agreement with First Union incorporated by reference to Form SB-2, file no. 333-83231 incorporated by reference to Exhibit 10.5 filed on July 6, 2001
10.6	*	Registration Rights Agreement incorporated by reference to Form SB-2, file no. 333-83231 incorporated by reference to Exhibit 10.6 filed on July 6, 2001
10.7	*	Agreement with Yorkville Advisors Management, LLC incorporated by reference to Form SB-2, file no. 333-83231, incorporated by reference to Exhibit 10.7 filed on July 6, 2001
10.8	*	Agreement and Plan of Exchange between Global Diversified Industries and MBS, filed on March 17, 2003
10.9	*	Agreement and Plan of Exchange between Global Diversified Industries and Modular Modernization, Inc. filed on March 19, 2003
21.1	***	List of Subsidiaries
23.1	*	Consent of Auditor
23.2	***	Consent of de Castro P.C.
24.1	*	Power of Attorney
31.1	**	Certification of Chief Executive Officer/President Pursuant to Rule 13a-14(a) and 15d-14(a).
31.2	**	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) and 15d-14(a).
32.1	**	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	**	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
____________________
* Previously filed.
** Filed herewith.
*** To be filed by Amendment